Exhibit 4.1
THIS AMENDED AND RESTATED AGENCY AGREEMENT is made on 5 August 2008
Between:
(1)	PEPSICO, INC. of 700 Anderson Hill Road, Purchase, New York 10577 (the Issuer);

(2)	THE BANK OF NEW YORK MELLON of One Canada Square, London E14 5AL (the Agent, which expression shall include any successor agent appointed in accordance with Clause 21); and

(3)	THE BANK OF NEW YORK (LUXEMBOURG) S.A. of Aerogolf Center 1A Hoehenhof Senningerberg L-1736, Luxembourg (together with the Agent, the Paying Agents, which expression shall include any additional or successor paying agent appointed in accordance with Clause 21 and Paying Agent shall mean any of the Paying Agents).
Whereas:
(A) The parties hereto entered into an amended and restated agency agreement dated 21 July 2006 as amended by a supplemental agreement dated 31 July 2007 (the Agency Agreement) in respect of a U.S.$2,500,000,000 Euro Medium Term Note Programme (the Programme) of the Issuer.
(B) The parties hereto have agreed to make certain modifications to the Agency Agreement.
(C) This Agreement amends and restates the Agency Agreement. Any Notes issued under the Programme on or after the date hereof shall have the benefit of this Agreement.
It is hereby agreed as follows:
1. Definitions and interpretation
1.1 Terms and expressions defined in the Programme Agreement or the Notes or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context requires otherwise or unless otherwise stated.
1.2 Without prejudice to the foregoing:
CGN means a Temporary Global Note or a Permanent Global Note the applicable Final Terms of which indicate that such Temporary Global Note or Permanent Global Note is not a New Global Note;
Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series;
Coupon means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:
(a)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part IV A of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent and the relevant Dealer(s); or
(b)	if appertaining to a Floating Rate Note or an Indexed Interest Note, in the form or substantially in the form set out in Part IV B of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent and the relevant Dealer(s); or
(c)	if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Indexed Interest Note, in such form as may be agreed between the Issuer, the Agent and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 10;
Couponholders means the several persons who are for the time being holders of the Coupons and shall, unless the context otherwise requires, include the holders of the Talons;
Deed of Covenant means the amended and restated deed poll dated the date of this Agreement, substantially in the form set out in Schedule 3, executed as a deed by the Issuer in favour of certain account holders with Euroclear and Clearstream, Luxembourg;
Definitive Note means a definitive Note issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) in exchange for all or a part of either a Temporary Global Note or a Permanent Global Note (all as indicated in the applicable Final Terms), such definitive Note being in the form or substantially in the form set out in Part III of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Agent and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference and having the applicable Final Terms (or the relevant provisions thereof) either endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

Dual Currency Note means a Note in respect of which payments of principal and/or interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);
Distribution Compliance Period has the meaning given to such term in Regulation S under the Securities Act;
euro means the currency established pursuant to the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community (as amended from time to time);
Euroclear means Euroclear Bank S.A./N.V.;
Eurosystem-eligible NGN means an NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;
Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);
Floating Rate Note means a Note on which interest is calculated at a floating rate payable one, two, three, six or twelve monthly or in respect of such other period or on such date(s) as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);
Global Note means a Temporary Global Note and/or a Permanent Global Note, as applicable;
Indexed Interest Note means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);
Indexed Note means an Indexed Interest Note and/or an Indexed Redemption Amount Note, as applicable;
Indexed Redemption Amount Note means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);
Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;
Issue Date means the date of issue and purchase of a Note, in each case pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), being in the case of any Permanent Global Note issued in exchange for a Temporary Global Note or any Definitive Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note;
Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;
Maturity Date means, in relation to a Note, the date on which it is expressed to be redeemable;
NGN or New Global Note means a Temporary Global Note or a Permanent Global Note the applicable Final Terms of which indicate that such Temporary Global Note or Permanent Global Note is a New Global Note;
Note means a note denominated in Australian Dollars, Canadian Dollars, Czech Crowns, Danish Kroner, euros, Hong Kong Dollars, Japanese Yen, New Zealand Dollars, both African rand, Sterling, Swedish Kronor, Swiss Francs, U.S. Dollars or such other currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) and which shall initially be represented by, and comprised in, either (i) a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for either Definitive Notes or a Permanent Global Note which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes (all as indicated in the applicable Final Terms) or (ii) if so indicated in the applicable Final Terms, a Permanent Global Note exchangeable for Definitive Notes, and includes any replacements for a Note issued pursuant to Condition 10 and, where applicable, the Receipts relating thereto;
Noteholders means the several persons who are for the time being holders of the Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note held on behalf of Euroclear and/or of Clearstream, Luxembourg, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes of such Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder, holder of Notes and related expressions shall be construed accordingly;
outstanding means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in full in accordance with the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys wherefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Agent as provided herein (and, where appropriate, notice has been given to the Noteholders of the relevant Series in accordance with Condition 13) and remain available for payment against presentation of Notes, (c) those which have become void under Condition 8, (d) those which have been purchased and cancelled as provided in Condition 6, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 10, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 10, (g) Temporary Global Notes to the extent that they shall have been duly exchanged for Permanent Global Notes and/or Definitive Notes and Permanent Global Notes to the extent that they shall have been duly exchanged for Definitive Notes, in each case pursuant to their respective provisions and (h) Temporary Global Notes and Permanent Global Notes which have become void in accordance with their terms (provided that at the Relevant Time (as defined in the Deed of Covenant) the Underlying Notes (as defined in the Deed of Covenant) will be deemed to be still outstanding)
and,
provided that for each of the following purposes, namely:
(a)	the right to attend and vote at any meeting of the Noteholders or any of them; and
(b)	the determination of how many and which Notes are for the time being outstanding for the purposes of paragraphs 2, 5, 6 and 9 of Schedule 4, those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer or any Subsidiary) for the benefit of the Issuer or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to be outstanding;
Permanent Global Note means a global note in the form or substantially in the form set out in Part II of Schedule 2 together with the copy of the applicable Final Terms attached thereto with such modifications (if any) as may be agreed between the Issuer, the Agent and the relevant Dealer(s), comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) and:
(a)	issued in exchange for the whole or part of any Temporary Global Note issued initially in respect of such Notes; or
(b)	in the case of Notes that meet the requirements of U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii) or in the case of Notes with a maturity (at issue) of 183 days or less (including unilateral extensions and rollovers), issued initially in respect of such Notes;

Programme Agreement means the programme agreement of even date herewith as amended, supplemented or restated from time to time between the Issuer and the Dealer(s) relating to the Programme;
Receipt means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part V of Schedule 2 or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 10;
Receiptholders means the several persons who are for the time being holders of the Receipts;
Series means a Tranche of the Notes together with any further Tranche or Tranches of the Notes which are (i) expressed to be consolidated and form a single series and (ii) are identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series and holders of Notes of the relevant Series and related expressions shall be construed accordingly;
Subsidiary means any company which is for the time being a subsidiary or a subsidiary undertaking (within the meaning of Sections 736 and 258 respectively of the Companies Act 1985 of Great Britain) of the Issuer;
Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, a Definitive Note (other than a Zero Coupon Note), such talons being in the form or substantially in the form set out in Part VI of Schedule 2 or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 10;
Temporary Global Note means a global note in the form or substantially in the form set out in Part I of Schedule 2 together with the copy of the applicable Final Terms attached thereto with such modifications (if any) as may be agreed between the Issuer, the Agent and the relevant Dealer(s), comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s);
Tranche means all Notes which are identical in all respects (including as to listing); and
Zero Coupon Note means a Note on which no interest is payable.
1.3 Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other gender; and words denoting persons only shall include firms and corporations and vice versa.
1.4 All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.

1.5 For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in this Agreement the expressions Notes, Noteholders, Receipts, Receiptholders, Coupons, Couponholders and Talons shall be construed accordingly.
1.6 All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Issuer under this Agreement shall have the meaning set out in Condition 5.
1.7 All references in this Agreement to the “relevant currency” shall be construed as references to the currency in which the relevant Notes and/or Coupons are denominated (or payable in the case of Dual Currency Notes).
1.8 In this Agreement, Clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement. All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted or to any statutory instrument, order or regulation made thereunder or under such re-enactment.
1.9 All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Programme Agreement, the Deed of Covenant, the Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.
1.10 Any references herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the Issuer and the Agent.
1.11 Unless the contrary intention appears, all references in this Agreement to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers, which reflect the amount of such customer’s interest in the Notes.
2. Appointment of agent and paying agents
2.1 The Agent is hereby appointed, and the Agent hereby agrees to act, as agent of the Issuer, upon the terms and subject to the conditions set out below, for the purposes of, inter alia:
(a)	completing, authenticating and delivering Global Notes and (if required) completing, authenticating and delivering Definitive Notes;
(b)	giving effectuation instructions in respect of each Global Note which is a Eurosystem-eligible NGN;
(c)	exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes, as the case may be, in accordance with the terms of such Temporary Global Notes;

(d)	exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Permanent Global Notes;
(e)	paying sums due on Global Notes and Definitive Notes, and Coupons and instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in respect of all Global Notes which are NGNs;
(f)	exchanging Talons for Coupons in accordance with the Conditions;
(g)	determining the end of the Distribution Compliance Period applicable to each Tranche;
(h)	unless otherwise specified in the applicable Final Terms, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;
(i)	arranging on behalf of the Issuer for notices to be communicated to the Noteholders;
(j)	preparing and sending monthly reports to the Bank of England and the Ministry of Finance of Japan and ensuring that, as directed by the Issuer, all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme;
(k)	subject to the Procedures Memorandum, submitting to the relevant Stock Exchange such number of copies of each Final Terms which relates to Notes which are to be listed as it may reasonably require;
(l)	receipt of certification required pursuant to United States Treasury Regulation 1.163-5(c)(2)(i)(D)(3) and the prompt onward delivery to the Issuer; and
(m)	performing all other obligations and duties imposed upon it by the Conditions and this Agreement.
2.2 Each Paying Agent is hereby appointed as paying agent of the Issuer, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes, Receipts and Coupons and of performing all other obligations and duties imposed upon it by the Conditions and this Agreement.
2.3 In relation to each issue of Eurosystem-eligible NGNs, the Issuer hereby authorises and instructs the Agent to elect Euroclear or Clearstream, Luxembourg as common safekeeper. From time to time, the Issuer and the Agent may agree to vary this election. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Agent in respect of any such election made by it.
2.4 The Notes (including all Temporary Global Notes, Permanent Global Notes and Definitive Notes and any Receipts, Coupons and Talons) will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that Note. The following legend will appear on all Notes that have maturity (at issue) of 183 days or less including unilateral extensions and rollovers: “By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code, and regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).”
3. Issue of Global Notes
3.1 Subject to Clause 3.4, following receipt of (i) in the case of an issue not subscribed pursuant to a Subscription Agreement, a faxed copy of the Final Terms signed by the Issuer or (ii) in the case of an issue subscribed pursuant to a Subscription Agreement, an executed copy of the Subscription Agreement, the Issuer hereby authorises the Agent and the Agent hereby agrees to take the steps required of the Agent in the Procedures Memorandum.
3.2 For the purpose of Clause 3.1 the Agent will, inter alia, on behalf of the Issuer if specified in the applicable Final Terms or form of Final Terms appearing in the Subscription Agreement that a Temporary Global Note will initially represent the Tranche of Notes:
(a)	prepare a Temporary Global Note by attaching a copy of the applicable Final Terms to a copy of the applicable master Temporary Global Note and ensure that such Temporary Global Note bears the legend or legends required under Clause 2.4;
(b) authenticate such Temporary Global Note;
(c)	deliver such Temporary Global Note to the specified common depositary (if the Temporary Global Note is a CGN) or specified common safekeeper (if the Temporary Global Note is an NGN) of Euroclear and/or Clearstream, Luxembourg and, in the case of a Temporary Global Note which is a Eurosystem-eligible NGN, instruct the common safekeeper to effectuate the same, against receipt from the common depositary or common safekeeper, as appropriate, of confirmation that such common depositary or common safekeeper, as appropriate, is holding the Temporary Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg;
(d)	if the Temporary Global Note is a CGN, instruct Euroclear or Clearstream, Luxembourg or both of them (as the case may be), unless otherwise agreed in writing between the Agent and the Issuer, (i) in the case of an issue of Notes not subscribed pursuant to a Subscription Agreement, to credit the Notes represented by such Temporary Global Note to the Agent’s distribution account, and (ii) in the case of Notes subscribed pursuant to a Subscription Agreement, to hold the Notes represented by such Temporary Global Note to the Issuer’s order;
(e)	if the Temporary Global Note is an NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes; and
(f)	ensure that the Notes of each Tranche are assigned a common code and ISIN by Euroclear and Clearstream, Luxembourg which are different from the common code and ISIN assigned to Notes of any other Tranche of the same Series until the occurrence of (i) the exchange of interests in the Temporary Global Note for interests in the Permanent Global Note or definitive Notes and (ii) certification of non-U.S. beneficial ownership.
3.3 For the purpose of Clause 3.1 the Agent will, inter alia, on behalf of the Issuer if specified in the applicable Final Terms or form of Final Terms appearing in the Subscription Agreement that a Permanent Global Note will initially represent the Notes on issue:
(a)	in the case of the first Tranche of any Series of Notes, prepare and complete a Permanent Global Note by attaching a copy of the applicable Final Terms to a copy of the master Permanent Global Note and ensure that such Permanent Global Note bears the legend or legends required under Clause 2.4;
(b)	in the case of the first Tranche of any Series of Notes, authenticate such Permanent Global Note;
(c)	in the case of the first Tranche of any Series of Notes, deliver such Permanent Global Note if such Permanent Global Note is a CGN, to the common depositary for the time being on behalf of Euroclear and/or Clearstream, Luxembourg;
(d)	in any other case by attaching a copy of the applicable Final Terms to the Permanent Global Note applicable to the relevant Series (and such Permanent Global Note must bear the legend or legends required under Clause 2.4);
(e)	if the Permanent Global Note is an NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes;
(f)	in the case of a subsequent Tranche of any Series of Notes deliver the applicable Final Terms to the specified common depositary or common safekeeper, as the case may be, for attachment to the Permanent Global Note and, in the case where the Permanent Global Note is a CGN, make all appropriate entries on the relevant Schedule to the Permanent Global Note to reflect the increase in its nominal amount or, in the case where the Permanent Global Note is an NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the increased outstanding aggregate principal amount of the relevant Series; and
(g)	ensure that the Notes of each Tranche are assigned a common code and ISIN by Euroclear and Clearstream, Luxembourg which are different from the common code and ISIN assigned to the Notes of any other Tranche of the same Series until expiry of the Distribution Compliance Period in respect of such Tranche.
3.4	The Agent shall only be required to perform its obligations under Clause 3.1 if it holds:
(a)	a master Temporary Global Note for Sterling denominated Notes and a master Temporary Global Note for non-Sterling denominated Notes, each duly executed by a person or persons authorised to execute the same on behalf of the Issuer, which may be used by the Agent for the purpose of preparing a Temporary Global Note in accordance with Clause 3.2(a); and
(b)	a master Permanent Global Note for Sterling denominated Notes and a master Permanent Global for non-Sterling denominated Notes, each duly executed by a person or persons authorised to execute the same on behalf of the Issuer, which may be used by the Agent for the purpose of preparing a Permanent Global Note in accordance with Clause 4.
4. Determination of exchange date, issue of permanent global notes and definitive notes in exchange for temporary global notes and determination of end of restricted period
4.1	(a) The Agent shall determine the Exchange Date for each Temporary Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the Issuer, the relevant Dealer, Euroclear and Clearstream, Luxembourg.
(b)	The Agent shall deliver a Permanent Global Note or Definitive Notes, as the case may be, in accordance with the terms of the Temporary Global Note (which terms will include obtaining certification required for U.S. tax purposes pursuant to U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3) for Notes other than (x) Notes meeting the requirements of U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3)(iii) and (y) Notes with a maturity (at issue) of 183 days or less (including unilateral extensions and rollovers)). Where a Temporary Global Note is to be exchanged for a Permanent Global Note, the Agent is hereby authorised on behalf of the Issuer:
(i)	in the case of the first Tranche of any Series of Notes, to prepare and complete a Permanent Global Note in accordance with the terms of the Temporary Global Note applicable to such Tranche by attaching a copy of the applicable Final Terms to a copy of the applicable master Permanent Global Note and ensure that such Permanent Global Note bears the legend or legends required under Clause 2.4;

(ii)	in the case of the first Tranche of any Series of Notes, to authenticate such Permanent Global Note;

(iii)	in the case of the first Tranche of any Series of Notes, to deliver such Permanent Global Note, if the applicable Final Terms indicate that this Global Note is not a New Global Note, to the common depositary which is holding the Temporary Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg either in exchange for such Temporary Global Note or, in the case of a partial exchange, to enter details of such partial exchange of the Temporary Global Note in the relevant spaces in Schedule Two of both the Temporary Global Note and the Permanent Global Note, or, if the applicable Final Terms indicate that this Global Note is a New Global Note, to deliver to the common safekeeper; and

(iv)	in any other case, by attaching a copy of the applicable Final Terms to the Permanent Global Note applicable to the relevant Series and entering details of any exchange in whole or part as aforesaid. Such Permanent Global Note must bear the legend or legends required under Clause 2.4.
4.2	(a) In the case of a Tranche in respect of which there is only one Dealer, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.
(b)	In the case of a Tranche in respect of which there is more than one Dealer but is not issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the relevant Dealers to the Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such Dealer was completed.
(c)	In the case of a Tranche issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.
(d)	Forthwith upon determining the end of the Distribution Compliance Period in respect of any Tranche, the Agent shall notify such determination to the Issuer, Euroclear, Clearstream, Luxembourg and the relevant Dealer(s) (in the case of a non-syndicated issue) or the Lead Manager (in the case of a syndicated issue).
5. Issue of definitive notes
5.1 Upon notice from Euroclear or Clearstream, Luxembourg pursuant to the terms of a Temporary Global Note or a Permanent Global Note, as the case may be,

the Agent shall deliver the relevant Definitive Note(s) in accordance with the terms of the relevant Global Note (which terms will include, in the case of definitive notes issued in exchange for interests in a Temporary Global Note, obtaining certification for U.S. tax purposes pursuant to U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3) for Notes other than (x) Notes meeting the requirements of U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3)(iii) and (y) Notes with a maturity (at issue) of 183 days or less (including unilateral extensions and rollovers)). For this purpose the Agent is hereby authorised on behalf of the Issuer:
(a)	to authenticate such Definitive Note(s) in accordance with the provisions of this Agreement; and
(b)	to deliver such Definitive Note(s) to, or to the order of, Euroclear and/or Clearstream, Luxembourg either in exchange for such Global Notes or, in the case of a partial exchange of a Temporary Global Note, on entering details of any partial exchange of the Temporary Global Note in the relevant space in Schedule Two of such Temporary Global Note.
All Definitive Notes must bear the legend or legends required under Clause 2.4.
The Agent shall notify the Issuer forthwith upon receipt of a request for issue of a Definitive Note or Definitive Notes in accordance with the provisions of a Temporary Global Note or Permanent Global Note, as the case may be, and the aggregate nominal amount of such Temporary Global Note or Permanent Global Note, as the case may be, to be exchanged in connection therewith.
5.2 The Issuer undertakes to deliver to, or to the order of, the Agent sufficient numbers of executed Definitive Notes with, if applicable, Receipts, Coupons and Talons attached to enable the Agent to comply with its obligations under this Clause.
6. Terms of issue
6.1 The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Notes delivered to it, or to its order and held by it or at its order under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Conditions.
6.2 Subject to the procedures set out in the Procedures Memorandum, for the purposes of Clause 3 the Agent is entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Agent believes in good faith to be) the authorised representative of the Issuer named in the list referred to in, or notified pursuant to, Clause 19.7 as sufficient instructions and authority of the Issuer for the Agent to act in accordance with Clause 3.1.
6.3 In the event that a person who has signed on behalf of the Issuer any Note not yet issued but held by the Agent in accordance with Clause 3.1 ceases to be authorised as described in Clause 19.7, the Agent shall (unless the Issuer gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the Issuer or otherwise until replacements have been provided to the

Agent) continue to have authority to issue any such Notes, and the Issuer hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the Issuer. Promptly upon such person ceasing to be authorised, the Issuer shall provide the Agent with replacement Notes and upon receipt of such replacement Notes the Agent shall cancel and destroy the Notes held by it which are signed by such person and shall provide to the Issuer a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.
6.4 If the Agent pays an amount (the Advance) to the Issuer on the basis that a payment (the Payment) has been, or will be, received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays the Issuer, the Issuer shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance provided that evidence of the basis of such rate is given to the Issuer).
6.5 Except in the case of issues where the Agent does not act as receiving bank for the Issuer in respect of the purchase price of the Notes being issued, if on the relevant Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the Defaulted Note) and, as a result, the Defaulted Note remains in the Agent’s distribution account with Euroclear and/or Clearstream, Luxembourg after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the Issuer. The Agent shall notify the Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the Issuer forthwith upon receipt from the Dealer of the full purchase price in respect of such Defaulted Note.
7. Payments
7.1 Subject to the final paragraph of Condition 5(b), no payment on any Note or Coupon will be made at the corporate trust office of a Paying Agent or any other agency maintained by the Issuer in the United States nor will any payment be made by any transfer to an account in, or by mail to an address in, the United States except as may be permitted by U.S. tax law in effect at the time of such payment without detriment to the Issuer in the opinion of the Issuer.
If such payment may be made the Issuer will notify the Agent accordingly.
The Issuer will, before 10 a.m. (local time in the relevant financial centre of the payment), on each date on which any payment in respect of any Note becomes due, transfer to an account specified by the Agent such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the Issuer may agree.
7.2 The Issuer will ensure that no later than 10.00 a.m. (London time) on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to Clause 7.1, the Agent shall receive from the paying bank of the Issuer a payment confirmation in the form of a tested telex or authenticated SWIFT MT100 message or other form acceptable to the Agent. For the purposes of this Clause Business Day means a day which is both:
(a)	a day on which commercial banks and foreign exchange markets settle payments in London and any other place specified in the applicable Final Terms as an Additional Business Centre; and
(b)	either (i) in relation to a payment to be made in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than London) and which if the Specified Currency is Australian Dollars or New Zealand Dollars, shall be Sydney and Auckland respectively or (ii) in relation to a payment to be made in euro, is a Target Settlement Day. Target Settlement Day means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer TARGET2 System is open. In this agreement “TARGET2 System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 (TARGET2), or any successor to such system.
7.3	(a) The Agent shall ensure that no payments in respect of a Temporary Global Note will be made if certification of non-U.S. beneficial ownership as required by U.S. securities laws and U.S. Treasury regulations (in the form set out in the Temporary Global Note) has not been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof and forwarded to the Issuer.
(b)	In the case of any Permanent Global Note that is issued initially in respect of any Notes (other than Notes with a maturity (at issue) of 183 days or less (including unilateral extensions and rollovers)), the Agent shall ensure that no payments in respect of a Permanent Global Note will be made if the requirements of U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii) are not met.
7.4 Subject to the receipt by the Agent of the payment confirmation as provided in Clause 7.2 above, the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Issuer in the manner provided in the Conditions. If any payment provided for in Clause 7.1 is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.
7.5 If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to Clause 7.1 will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, neither the Agent nor any Paying Agent shall be obliged to pay any such claims until the Agent has received the full amount of all such payments.

7.6 Without prejudice to Clauses 7.4 and 7.5, if the Agent pays any amounts to the holders of Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with Clause 7.1 (the excess of the amounts so paid over the amounts so received being the Shortfall), the Issuer will, in addition to paying amounts due under Clause 7.1, pay to the Agent on demand interest (at a rate which represents the Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall.
7.7 The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made on the due date of payment in respect of the Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.
7.8 Whilst any Notes are represented by Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of any such payment, (i) in the case of an CGN, the Paying Agent to which the Global Note was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable or (ii) in the case of any Global Note which is an NGN, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment.
7.9 If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), (i) the Paying Agent to which a Note is presented for the purpose of making such payment shall, unless the Note is an NGN, make a record of such Shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made or (ii) in the case of any Global Note which is an NGN, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such Shortfall in payment.
8. Determinations and notifications in respect of notes and interest determination
8.1	Determinations and Notifications
(a)	The Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions.
(b)	The Agent shall not be responsible to the Issuer or to any third party (except in the event of negligence, default or bad faith of the Agent, as the case may be)

as a result of the Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.
(c)	The Agent shall promptly notify (and confirm in writing to) the Issuer, the other Paying Agents and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof and of any subsequent amendment thereto pursuant to the Conditions.
(d)	The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.
(e)	If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this Clause, it shall forthwith notify the Issuer and the Paying Agents of such fact.
(f)	Determinations with regard to Notes (including, without limitation, Indexed Notes and Dual Currency Notes) shall be made by the Calculation Agent specified in the applicable Final Terms in the manner specified in the applicable Final Terms. Unless otherwise agreed between the Issuer and the relevant Dealer, such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of the Appendix to this Agreement.
8.2 Interest Determination, Screen Rate Determination including Fallback Provisions
(a)	Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:
(i)	the offered quotation; or

(ii)	the arithmetic mean (rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards) of the offered quotations (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more such offered quotations are available on the Relevant Screen page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.
(b)	If the Relevant Screen Page is not available or, if in the case of (a)(i) above, no such offered quotation appears or, in the case of (a)(ii) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraphs the Agent shall request the principal London office of each of the Reference Banks (as defined below) to provide the Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately 11.00 a.m. (London time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fourth decimal place with 0.00005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent.
(c)	If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately 11.00 a.m. (London time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the London inter-bank market plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that-which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately 11.00 a.m. (London time) on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in the London inter-bank market plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).
(d)	Reference Banks means, in the case of (a)(i) above, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and, in the case of (a)(ii) above, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared.
(e)	If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than the London inter-bank offered rate, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.
9. Notice of any withholding or deduction
If the Issuer is, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, the Issuer shall give notice thereof to the Agent as soon as practicable after it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall reasonably require to enable it to comply with such requirement.
10. Duties of the agent in connection with early redemption
10.1 If the Issuer decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, the Issuer shall give notice of such decision to the Agent not less than 15 days before the date on which the Issuer will give notice to the Noteholders in accordance with the Conditions of such redemption in order to enable the Agent to undertake its obligations herein and in the Conditions.
10.2 If some only of the Notes are to be redeemed on such date, the Agent shall make the required drawing in accordance with the Conditions but shall give the Issuer reasonable notice of the time and place, proposed for such drawing and the Issuer shall be entitled to send representatives to attend such drawing.
10.3 The Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Conditions. The Agent will also notify the other Paying Agents of any date fixed for redemption of any Notes.
10.4 Each Paying Agent will keep a stock of notices (each a Put Notice) in the form set out in Schedule 5 and will make such notices available on demand to holders of Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of such option in accordance with the Conditions, the Paying Agent with which such Note is deposited shall hold such Note (together with any Receipts, Coupons and Talons relating to it deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note (and any such Receipts, Coupons and Talons) to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Put Notice. If, prior to such due date for its redemption such Note becomes immediately due and payable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note (together with any such Receipts, Coupons and Talons) by uninsured post to, and at the risk of, the relevant Noteholder unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes at such address as may have been given by the Noteholder in the Put Notice. At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with their serial numbers and the Agent shall promptly notify such details to the Issuer.
11. Receipt and publication of notices
11.1 Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions the Agent shall forward a copy thereof to the Issuer.
11.2 On behalf of and at the request and expense of the Issuer, the Agent shall cause to be published all notices required to be given by the Issuer to the Noteholders in accordance with the Conditions.
12. Cancellation of notes, receipts, coupons and talons
12.1 All Notes which are redeemed, all Receipts or Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent or Paying Agent by which they are redeemed, paid or exchanged. The Issuer shall immediately notify the Agent in writing of all Notes which are purchased by the Issuer or any Subsidiary. In addition, all Notes which are purchased by or on behalf of the Issuer or any Subsidiary and are surrendered to a Paying Agent for cancellation, together (in the case of Definitive Notes) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, shall be cancelled by the Paying Agent to which they are surrendered. Each of the other Paying Agents shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Receipts, Coupons and Talons to or to the order of the Agent.
12.2	A certificate stating:
(a)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;
(b)	the number of Notes cancelled together (in the case of Notes in definitive form) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;
(c)	the aggregate amount paid in respect of interest on the Notes;

(d)	the total number by maturity date of Receipts, Coupons and Talons so cancelled; and
(e)	(in the case of Definitive Notes) the serial numbers of such Notes, shall be given to the Issuer by the Agent as soon as reasonably practicable and in any event within three months after the date of such repayment or, as the case may be, payment or exchange.
The Agent shall destroy or procure the destruction of all cancelled Notes, Receipts, Coupons and Talons and, forthwith upon destruction, furnish the Issuer with a certificate of the serial numbers of the Notes (in the case of Notes in definitive form) and the number by maturity date of Receipts, Coupons and Talons so destroyed.
Without prejudice to the obligations of the Agent pursuant to Clause 2, the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons, except those which have been replaced pursuant to Condition 10) and of their redemption, purchase by or on behalf of the Issuer or any Subsidiary and cancellation, payment or exchange (as the case may be) and of all replacement Notes, Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons. The Agent shall at all reasonable times make such record available to the Issuer and any persons authorised by it for inspection and for the taking of copies thereof or extracts therefrom.
12.3 The Agent is authorised by the Issuer and instructed (a) in the case of any Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented by it by the amount so redeemed or purchased and cancelled and (b) in the case of any Global Note which is an NGN, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase or cancellation, the Issuer has notified the Agent of the same in accordance with Clause 12.1.
12.4 All records and certificates made or given pursuant to this Clause and Clause 13 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.
12.5 The Agent may call for and shall rely in any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the principal amount of Notes represented by an NGN. Any such records, certificate or other document shall be conclusive and binding for all purposes. The Agent shall not be liable to any person by reason of having acquired as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

13. Issue of replacement notes, receipts, coupons and talons
13.1 The Issuer will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.
13.2 The Agent will, subject to and in accordance with the Conditions and the following provisions of this Clause, cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the Issuer may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.
13.3 In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may reasonably require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.
13.4 The Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until the claimant therefor shall have:
(a)	paid such costs and expenses as may be incurred in connection therewith;
(b)	furnished it with such evidence and indemnity as the Issuer may reasonably require; and
(c)	in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered it to the Agent.
13.5 The Agent shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this Clause 13 and shall furnish the Issuer with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, unless otherwise instructed by the Issuer in writing, shall destroy such cancelled Notes, Receipts, Coupons and Talons and furnish the Issuer with a destruction certificate containing the information specified in Clause 12.3.
13.6 The Agent shall, on issuing any replacement Note, Receipt, Coupon or Talon, forthwith inform the Issuer and the other Paying Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this Clause 13, the Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.
13.7 The Agent shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available at all reasonable times to the Issuer and any persons authorised by it for inspection and for the taking of copies thereof or extracts therefrom.
13.8 Whenever any Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known and is presented to the Agent or any of the other Paying Agents for payment, the Agent or, as the case may be, the relevant other Paying Agent shall immediately send notice thereof to the Issuer and the other Paying Agents.
14. Copies of documents available for inspection
14.1 So long as listed Notes are outstanding or Notes are capable of being issued under the Programme, copies of the following documents will, when published, be available from the registered office of the Issuer and from the specified office of the Agent in London:
(a)	the Amended and Restated Articles of Incorporation of the Issuer;
(b)	the audit reports and consolidated audited financial statements of the Issuer in respect of the financial years ended 29 December 2007 and 30 December 2006, and the condensed consolidated unaudited interim financial statements of the Issuer in respect of the quarterly periods ended 14 June 2008 and 22 March 2008;
(c)	the Programme Agreement, this Agreement, the forms of the Temporary Global Notes, the Permanent Global Notes, the Definitive Notes, the Receipts, the Coupons, the Talons and the Deed of Covenant;
(d)	a copy of the Prospectus;
(e)	any future prospectuses, offering circulars, information memoranda and supplements including Final Terms (save that the Final Terms relating to a Note which is neither admitted to trading on a regulated market in the European Economic Area nor offered in the European Economic Area in circumstances where a Prospectus is required to be published under the Prospectus Directive will only be available for inspection by a holder of such Note and such holder must produce evidence satisfactory to the Paying Agent as to the identity of such holder) to the Prospectus and any other documents incorporated therein by reference; and
(f)	in the case of each issue of Notes admitted to trading on the London Stock Exchange, the syndication agreement (or equivalent document).
For this purpose, the Issuer shall furnish the Agent and the Paying Agents with sufficient copies of each of such documents.
14.2 Each of the Paying Agents shall hold available for inspection at its specified office copies of:

(a)	this Agreement and the forms of the Temporary Global Notes, the Permanent Global Notes, the Definitive Notes, the Receipts, the Coupons and the Talons;
(b) the Deed of Covenant; and
(c)	the Final Terms applicable to each Note save that Final Terms relating to an unlisted Note will only be available for inspection by a holder of such Note and such holder must produce evidence satisfactory to the relevant Paying Agent as to identity.
14.3 For the above purposes, the Issuer shall furnish the Agent and the Paying Agent with sufficient copies of each of the relevant documents.
15. Meetings of noteholders
15.1 The provisions of Schedule 4 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.
15.2 Without prejudice to Clause 15.1, each of the Agent and the other Paying Agents on the request of any Noteholder shall issue voting certificates and block voting instructions in accordance with Schedule 4 and shall forthwith give notice to the Issuer in writing of any revocation or amendment of a block voting instruction. Each of the Agent and the other Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.
16. Commissions and expenses
16.1 The Issuer agrees to pay to the Agent such fees and commissions as the Issuer and the Agent shall separately agree in respect of the services of the Agent and the other Paying Agents hereunder together with any reasonable expenses (including legal, printing, postage, tax, cable and advertising expenses) incurred by the Agent and the other Paying Agents in connection with their said services.
16.2 The Agent will make payment of the fees and commissions due hereunder to the other Paying Agents and will reimburse their expenses promptly after the receipt of the relevant moneys from the Issuer. The Issuer shall not be responsible for any such payment or reimbursement by the Agent to the other Paying Agents.
17. Indemnity
17.1 The Issuer shall indemnify the Agent and its directors and officers and each of the other Paying Agents against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against the Agent or any other Paying Agent as a result of or in connection with its appointment or the exercise of its powers and duties hereunder except such as may result from its own default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.
17.2 Each of the Agent and the other Paying Agents shall severally indemnify the Issuer and its directors and officers against any loss, liability, cost, claim, action, demand or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them as a result of the breach by the Agent or such other Paying Agents of the terms of this Agreement or its default, negligence or bad faith or that of its officers, directors or employees.
18. Repayment by the agent
Upon the Issuer being discharged from its obligation to make payments in respect of any Notes pursuant to the relevant Conditions, and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, the Agent shall forthwith on demand pay to the Issuer sums equivalent to any amounts paid to it by the Issuer for the purposes of such payments.
19. Conditions of appointment
19.1 The Agent shall be entitled to deal with money paid to it by the Issuer for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:
(a)	that it shall not exercise any right of set-off, lien or similar claim in respect thereof;
(b)	as provided in Clause 19.2; and
(c)	that it shall not be liable to account to the Issuer for any interest thereon.
19.2 In acting hereunder and in connection with the Notes, the Agent and the other Paying Agents shall act solely as agents of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons, except that all funds held by the Agent or the other Paying Agents for payment to the Noteholders, Couponholders and Receiptholders shall be held by it, to be applied as set forth herein, but need not be segregated from other funds except as required by law.
19.3 The Agent and the other Paying Agents hereby undertake to the Issuer to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, in the Conditions and in the Procedures Memorandum specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the other Paying Agents, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

19.4 The Agent may consult with legal and other professional advisers reasonably acceptable to the Issuer and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.
19.5 Each of the Agent and the other Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer.
19.6 Any of the Agent and the other Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it or he would have if the Agent or the relevant other Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Issuer as freely as if the Agent or the relevant other Paying Agent, as the case may be, were not appointed hereunder.
19.7 The Issuer shall provide the Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Agent that such person has been so authorised.
20. Communication between the parties
A copy of all communications relating to the subject matter of this Agreement between the Issuer and the Noteholders, Receiptholders or Couponholders and any of the Paying Agents (other than the Agent) shall be sent to the Agent by the other relevant Paying Agent.
21. Changes in agent and other paying agents
21.1 The Issuer agrees that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent and have been returned to the Issuer as provided herein:
(a)	so long as any Notes are listed on any Stock Exchange, there will at all times be a Paying Agent (which may be the Agent) with a specified office in such place as may be required by the rules and regulations of the relevant Stock Exchange;
(b)	there will at all times be a Paying Agent (which may be the Agent) with a specified office in a principal financial centre in continental Europe; and

(c)	there will at all times be an Agent.
In addition, the Issuer shall appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 5(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in Clause 21.5, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with the Conditions.
21.2 The Agent may (subject as provided in Clause 21.4) at any time resign as Agent by giving at least 90 days’ written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective.
21.3 The Agent may (subject as provided in Clause 21.4) be removed at any time by the Issuer on at least 45 days’ notice by the filing with it of an instrument in writing signed on behalf of the Issuer specifying such removal and the date when it shall become effective.
21.4 Any resignation under Clause 21.2 or removal under Clause 21.3 or 21.5 shall only take effect upon the appointment by the Issuer as hereinafter provided, of a successor Agent and (other than in cases of insolvency of the Agent) on the expiry of the notice to be given under Clause 23. The Issuer agrees with the Agent that if, by the day falling ten days before the expiry of any notice under Clause 21.2, the Issuer has not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Issuer, to appoint as a successor Agent in its place a reputable financial institution of good standing which the Issuer shall approve (such approval not to be unreasonably withheld or delayed).
21.5 In case at any time the Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent, which shall be a reputable financial institution of good standing may be appointed by the Issuer by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in case of insolvency of the Agent when it shall be of immediate effect) upon expiry of the notice to be given under Clause 23 the Agent so superseded shall cease to be the Agent hereunder.
21.6 Subject to Clause 21.1, the Issuer may, after prior consultation with the Agent, terminate the appointment of any of the other Paying Agents at any time and/or appoint one or more further other Paying Agents by giving to the Agent, and to the relevant other Paying Agent at least 45 days’ notice in writing to that effect (other than in the case of insolvency of the other Paying Agent).

21.7 Subject to Clause 21.1, all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the Issuer and the Agent at least 45 days’ written notice to that effect.
21.8 Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:
(a)	shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder and the records referred to in Clauses 12.3 and 13.7 to the successor Agent hereunder; and
(b)	shall be entitled to the payment by the Issuer of its commissions, fees and expenses for the services therefore rendered hereunder in accordance with the terms of Clause 16.
21.9 Upon its appointment becoming effective, a successor Agent and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.
22. Merger and consolidation
Any corporation into which the Agent or any other Paying Agent may be merged or converted, or any corporation with which the Agent or any of the other Paying Agents may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent or any of the other Paying Agents shall be a party, or any corporation to which the Agent or any of the other Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any other Paying Agent shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, other Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuer and after the said effective date all references in this Agreement to the Agent or, as the case may be, such other Paying Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer by the relevant Agent or other Paying Agent.
23. Notification of changes to paying agents
Following receipt of notice of resignation from the Agent or any other Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agents or on giving notice to terminate the appointment of any Agent or, as the case may be, other Paying Agent, the Agent (on behalf of and at the expense of the Issuer) shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions.

24. Change of specified office
If the Agent or any other Paying Agent determines to change its specified office it shall (after having, in any such case other than a change of specified office within the same city, obtained the prior written approval of the Issuer thereto) give to the Issuer and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf and at the expense of the Issuer shall within 15 days of receipt of such notice (unless the appointment of the Agent or the other relevant Paying Agent, as the case may be, is to terminate pursuant to Clause 21 on or prior to the date of such change)) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions.
25. Notices
Any notice or communication given hereunder shall be sufficiently given or served:
(a)	if delivered in person to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at time of receipt; or
(b)	if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgement of receipt is received (in the case of facsimile).
Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.
26. Taxes and stamp duties
The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.
27. Currency indemnity
If, under any applicable law and whether pursuant to a judgment being made or registered against the Issuer or in the liquidation, insolvency or analogous process of the Issuer or for any other reason, any payment under or in connection with this Agreement is made or fails to be satisfied in a currency (the other currency) other than that in which the relevant payment is expressed to be due (the required currency) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Agent or the relevant other Paying Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the Agent or the relevant other Paying Agent falls short of the amount due under the terms of this Agreement, the Issuer undertakes that it shall, as a separate and independent obligation, indemnify and hold harmless the Agent and each other Paying Agent against the amount of such shortfall. For the purpose of this Clause, the rate of exchange means the rate at which the Agent or the relevant other Paying Agent is able on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.
28. Amendments
This Agreement may be amended in writing by agreement between the Issuer, the Agent and the other Paying Agents, but without the consent of any Noteholder, Receiptholder or Couponholder, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or in any manner which the parties may mutually deem necessary or desirable and which shall not be materially prejudicial to the interests of the Noteholders. The Issuer and the Agent may also agree any modification pursuant to Condition 15.
29. Descriptive headings
The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
30. Governing law and submission to jurisdiction
30.1 This Agreement is governed by, and shall be construed in accordance with, the laws of England.
30.2 The Issuer hereby irrevocably agrees, for the exclusive benefit of the Paying Agents, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Agreement may be brought in such courts. The Issuer hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing contained in this Clause shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. The Issuer hereby appoints PepsiCo International Limited at its registered office at 63 Kew Road, Richmond, Surrey, England TW9 2QL (Attention: Division Counsel) as its agent for service of process, and undertakes that, in the event of PepsiCo International Limited ceasing so to act or ceasing to be registered in England, it will appoint another person, as the Agent may approve, as its agent for service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve process in any other manner permitted by law.
31. Contracts (Rights of Third Parties) Act 1999
A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.
32. Counterparts
This Agreement my be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
in witness whereof the parties hereto have executed this Agreement as of the date first above written.

APPENDIX
FORM OF CALCULATION AGENCY AGREEMENT
Dated [          ]
PEPSICO, INC.
U.S. $2,500,000,000
EURO MEDIUM TERM NOTE PROGRAMME

CALCULATION AGENCY AGREEMENT

This Agreement is made on [               ]
Between
(1) PepsiCo, Inc. of 700 Anderson Hill Road, Purchase, New York 10577 (the Issuer); and
(2) [               ] of [               ] (the Calculation Agent, which expression shall include its successor or successors for the time being as calculation agent hereunder).
Whereas
(A) The Issuer has entered into an amended and restated Programme Agreement with the Dealers named therein dated 5 August 2008 (the Programme Agreement), under which the Issuer may issue Euro Medium Term Notes (Notes) with an aggregate nominal amount of up to U.S.$2,500,000,000 (or its equivalent in other currencies).
(B) The Notes will be issued subject to and with the benefit of the amended and restated Agency Agreement dated 5 August 2008 (the Agency Agreement) and entered into between the Issuer, The Bank of New York Mellon as Agent (the Agent which expression shall include its successor or successors for the time being under the Agency Agreement) and the other parties, named therein.
Now it is hereby agreed that
Interpretation
1. Save as otherwise stated herein, all words and phrases defined in the Agency Agreement shall have the same meaning as when used in this Agreement.
Appointment of the Calculation Agent
2. The Issuer hereby appoints [               ] as Calculation Agent in respect of each Series of Notes described in the Schedule hereto (the Relevant Notes) for the purposes set out in Clause 3 below, all upon the provisions hereinafter set out. The agreement of the parties hereto that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule hereto.
Duties of Calculation Agent
3. The Calculation Agent shall in relation to each Series of Relevant Notes perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the Conditions) including endorsing the Schedule hereto appropriately in relation to each Series of Relevant Notes.
Expenses
4. Save as provided in Clause 5 below, the Calculation Agent shall bear all expenses incurred by it in connection with its said services.

Indemnity
5.1 The Issuer shall indemnify the Calculation Agent and its directors and officers against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.
5.2 The Calculation Agent shall indemnify the Issuer and its directors and officers against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer or any such director or officer may incur or which may be made against the Issuer or any such director or officer as a result of the breach by the Calculation Agent of the terms of this Agreement or its default, negligence or bad faith or that of its officers, directors or employees.
Conditions of Appointment
6.1 In acting hereunder and in connection with the Relevant Notes the Calculation Agent shall act as agent of the Issuer and shall not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the receipts or coupons (if any) appertaining thereto (the Receipts and the Coupons, respectively).
6.2 In relation to each issue of Relevant Notes the Calculation Agent shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent expert in comparable circumstances.
6.3 The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.
6.4 The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer.
6.5 The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons (if any) with the same rights that it or he would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons (if any) or in connection with any other obligations of the Issuer as freely as if the Calculation Agent were not appointed hereunder.
Termination of Appointment
7.1 The Issuer may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding:
(a)	such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes; and
(b)	notice shall be given in accordance with the Conditions, to the holders of the Relevant Notes at least 30 days prior to any removal of the Calculation Agent.
7.2 Notwithstanding the provisions of Clause 7.1 above, if at any time:
(a)	the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an agreement for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or
(b)	the Calculation Agent fails duly to perform any function or duty imposed upon it by the Conditions and this Agreement, the Issuer may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with the Conditions as soon as practicable thereafter.
7.3 The termination of the appointment pursuant to Clause 7.1 or 7.2 above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.
7.4 The Calculation Agent may resign its appointment hereunder at any time by giving to the Issuer at least 90 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice thereof to the holders of the Relevant Notes in accordance with the Conditions.
7.5 Notwithstanding the provisions of Clauses 7.1, 7.2 and 7.4 above, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the

Calculation Agent (whether by the Issuer or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has, been appointed. The Issuer agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under Clause 7.1 or 7.4, the Issuer has not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the Issuer, to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the Issuer shall approve.
7.6 Upon its appointment becoming effective, a successor Calculation Agent shall without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.
7.7 If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuer or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which such termination takes effect deliver to the successor Calculation Agent all records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.
7.8 Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, unless otherwise required by the Issuer, and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer and the Agent.
7.9 Upon giving notice of the intended termination of the appointment of the Calculation Agent, the Issuer shall use all reasonable endeavours to appoint a further bank or investment bank as successor Calculation Agent.
Notices
8.1 Any notice or communication given hereunder shall be sufficiently given or served:
(a)	if delivered in person to the relevant address specified on the signature pages hereof and, if so delivered, shall be deemed to have been delivered at time of receipt; or
(b)	if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgement of receipt is received (in the case of facsimile).
Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.
Descriptive headings and counterparts
9.1 The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
9.2 This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.
Governing law and jurisdiction
10.1 This Agreement is governed by, and shall be construed in accordance with, the laws of England.
10.2 The Issuer hereby irrevocably agrees, for the exclusive benefit of the Calculation Agent, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Agreement may be brought in such courts. The Issuer hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing contained in this Clause shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. The Issuer hereby appoints PepsiCo International Limited at its registered office at 63 Kew Road, Richmond, Surrey, England TW9 2QL (Attention: Division Counsel) as its agent for service of process, and undertakes that, in the event of PepsiCo International Limited ceasing so to act or ceasing to be registered in England, it will appoint another person, as the Calculation Agent may approve, as its agent for the service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve process in any manner permitted by law.
Contracts (Rights of Third Parties) Act 1999
11. A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

In Witness whereof this Agreement has been entered into the day and year first above written.

Schedule 1 to the Calculation Agency Agreement

			Title and	Annotation by
			Nominal	Calculation
Series number	Issue Date	Maturity Date	Amount	Agent/Issuer

PepsiCo, Inc.
700 Anderson Hill Road
Purchase
New York 10577
U.S.A
Telex No: 62848 PEPSICO
Telefax No: 914 253 2017
Attention: Treasurer
By:
[Name and address of Calculation Agent]

Telex No:	[ ]
Telefax No:	[ ]
Attention:	[ ]

By:

SCHEDULE 1
TERMS AND CONDITIONS OF THE NOTES
This Note is one of a series of Notes issued by PepsiCo, Inc. (the “Issuer”) pursuant to the Agency Agreement (as defined below). References herein to the “Notes” shall be references to the Notes of this Series (as defined below) and shall mean (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency, (ii) definitive Notes issued in exchange (or part exchange) for a global Note and (iii) any global Note. The Notes, the Receipts (as defined below) and the Coupons (as defined below) also have the benefit of an Amended and Restated Agency Agreement (the “Agency Agreement” which expression shall include such agreement as it may be amended or modified from time to time) dated 5 August, 2008, and made among the Issuer, The Bank of New York Mellon as issuing and principal paying agent and agent bank (the “Agent”, which expression shall include any successor agent specified in the applicable Final Terms) and the other paying agents named therein (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents).
Interest bearing definitive Notes (unless otherwise indicated in the applicable Final Terms) have interest coupons (“Coupons”) and, if indicated in the applicable Final Terms, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue.
The Final Terms for this Note (or the relevant provisions thereof) are set out in Part A of the Final Terms attached hereto or endorsed hereon which supplement these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References herein to the “applicable Final Terms” are to Part A of the Final Terms (or the relevant provisions thereof) attached hereto or endorsed hereon.
Any reference herein to “Noteholders” shall mean the holders of the Notes, and shall, in relation to any Notes represented by a global Note, be construed as provided below. Any reference herein to “Receiptholders” shall mean the holders of the Receipts and any reference herein to “Couponholders” shall mean the holders of the Coupons, and shall, unless the context otherwise requires, include the holders of the Talons.
As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.
The Noteholders, the Receiptholders and the Couponholders are entitled to the benefit of an Amended and Restated Deed of Covenant (the “Deed of Covenant”) dated 5

August, 2008 and made by the Issuer. The original of the Deed of Covenant is held by a common depositary on behalf of Euroclear (as defined below) and Clearstream, Luxembourg (as defined below).
Copies of the Agency Agreement, the form of the Final Terms and the Final Terms applicable to this Note and the Deed of Covenant are available for viewing during normal business hours at, and copies may be obtained from, the specified office of each of the Agent and the other Paying Agents save that Final Terms relating to an unlisted Note of any Series and/or relating to a Note which is neither admitted to trading on a regulated market in the European Economic Area nor offered in the European Economic Area in circumstances where a Prospectus is required to be published under the Prospectus Directive, will only be available for inspection by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the relevant Paying Agent as to identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Deed of Covenant, the Agency Agreement and the applicable Final Terms which are binding on them.
Words and expressions defined in the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the applicable Final Terms, the applicable Final Terms will prevail.
1.	Form, Denomination and Title
The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination. Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination. In the case of any Notes which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a Prospectus under the Prospectus Directive, the minimum Specified Denomination shall be €50,000 (or its equivalent in any other currency as at the date of issue of the relevant Notes). In the case of Notes with a maturity (at issue) of 183 days or less, the minimum Specified Denomination shall be U.S.$500,000 (or its equivalent in any other currency as at the date of issue of the relevant Notes).
So long as the Notes are represented by a temporary global Note or a permanent global Note, the Notes shall be tradeable only in principal amounts of at least the Specified Denomination.
This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Indexed Interest Note, an Indexed Redemption Amount Note, a Dual Currency Note or a Partly Paid Note or a combination of any of the foregoing, depending upon the Interest/Payment Basis shown in the applicable Final Terms.
Notes in definitive form are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The Issuer and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next succeeding paragraph.
For so long as any of the Notes is represented by a global Note held on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer and any Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on the Notes, for which purpose the bearer of the relevant global Note shall be treated by the Issuer and any Paying Agent as the holder of such Notes in accordance with and subject to the terms of the relevant global Note (and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg, as the case may be.
References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, except in relation to Notes in NGN form, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer and the Agent.
2.	Status of the Notes
The Notes and the relative Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and rank pari passu without any preference among themselves and equally with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.
3.	Negative Pledge
For so long as Notes of any Series shall be outstanding neither the Issuer nor any Restricted Subsidiary (as defined below) will incur, suffer to exist or guarantee any indebtedness for borrowed money (“Debt”), secured by a mortgage, pledge or lien (a “Mortgage”) on any Principal Property (as defined below) or on any shares of stock of any Restricted Subsidiary unless the Issuer or such Restricted Subsidiary secures or causes such Restricted Subsidiary to secure the Notes of such Series (and any other Debt of the Issuer or such Restricted Subsidiary, at the option of the Issuer or such Restricted Subsidiary, not subordinate to the Notes) equally and rateably with or prior to such secured Debt for as long as such Debt remains so secured, unless after giving effect thereto the aggregate amount of all such secured Debt does not exceed 15% of Consolidated Net Tangible Assets (as defined below). This restriction will not, however, apply to Debt secured by:
(i)	Mortgages existing prior to the Issue Date of such Notes; or

(ii)	Mortgages on property of or shares of stock of (or other interests) or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; or

(iii)	Mortgages in favour of the Issuer or a Restricted Subsidiary; or

(iv)	Mortgages in favour of, or required by, any governmental bodies; or

(v)	Mortgages on property or shares of stock (or other interests) or Debt of any corporation existing at the time of the acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction or improvement thereon or to secure any Debt incurred prior to, at the time of, or within 365 days after the later of the acquisition, the completion of construction or improvement, or the commencement of full operation of such property or within 365 days after the acquisition of such shares or Debt for the purpose of financing all or any part of the purchase price thereof of construction or improvement thereon; and

(vi)	any extension, renewal, or replacement of any Mortgage referred to in any of the preceding subparagraphs (i) to (v) inclusive.
“Consolidated Net Tangible Assets” means the total amount of assets (less applicable depreciation, amortisation, and other valuation reserves) of the Company and its Restricted Subsidiaries, after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding any such liabilities that are intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortised debt discount and expense and other like intangibles, all as set forth on the latest consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with US GAAP.
“Principal Property” means any single manufacturing or processing plant, office building, or warehouse owned or leased by the Issuer or a Restricted Subsidiary other than a plant, warehouse, office building, or portion thereof which, in the opinion of the Issuer’s Board of Directors, is not of material importance to the business conducted by the Issuer and its Restricted Subsidiaries as an entirety.
“Restricted Subsidiary” means at any time any subsidiary of the Issuer except a subsidiary which is at the time an Unrestricted Subsidiary.
“Unrestricted Subsidiary” means any other subsidiary of the Issuer (not at the time designated a Restricted Subsidiary) (i) the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services, or other similar operations, or any combination thereof, (ii) substantially all the assets of which consist of the capital stock of one or more such subsidiaries, or (iii) designated as such by the Issuer’s Board of Directors; provided that such designation will not constitute a violation of the terms of the Notes. Any subsidiary designated as a Restricted Subsidiary may be designated as an Unrestricted Subsidiary unless such designation will constitute a violation of these Terms and Conditions.
The transfer of a Principal Property to an Unrestricted Subsidiary and the change in designation of a subsidiary owning a Principal Property from a Restricted Subsidiary to an Unrestricted Subsidiary is not restricted by the terms of the Notes, save that such a change in designation shall not be permitted if such change in designation would result in a violation of the foregoing negative pledge provision.
4.	Interest

(a)	Interest on Fixed Rate Notes
Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest specified in the applicable Final Terms. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to, but excluding, the Maturity Date so specified if that does not fall on an Interest Payment Date.
If the Notes are in definitive form, except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.
As used in these Terms and Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.
Except in the case of Notes in definitive form where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:
(A) in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or
(B) in the case of Fixed Rate Notes in definitive form, the Calculation Amount specified in the applicable Final Terms;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

In these Terms and Conditions:
“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 4(a):
(i)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:
(a)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:
(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and
(ii)	if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of 12 30-day months) divided by 360; and
“Determination Period” means, the period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date following after, such date); and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and means, with respect to euro, one cent.
(b)	Interest on Floating Rate Notes and Indexed Interest Notes
(i)	Interest Payment Dates
Each Floating Rate Note and Indexed Interest Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:
(A)	the Interest Payment Date(s) in each year (the period from (and including) the Interest Commencement Date to (but excluding) the first Interest Payment Date and each successive period from (and including) an Interest Payment Date to (but excluding) the next Interest Payment Date each being an “Interest Period”); or

(B)	if no express Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.
If a business day convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day on the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the business day convention specified is:
(1)	in any case where Interest Periods are specified in accordance with Condition 4(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the applicable Final Terms after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business

Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.
In this Condition, “Business Day” means a day which is both:
(A)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and each Additional Business Centre specified in the applicable Final Terms; and

(B)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than London and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET2 System is open. In these Terms and Conditions, “TARGET2 System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 (TARGET2), or any successor to such system.
(ii)	Rate of Interest
The Rate of Interest payable from time to time in respect of Floating Rate Notes and Indexed Interest Notes will be determined in the manner specified in the applicable Final Terms.
(A)	ISDA Determination for Floating Rate Notes
Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent or other person specified in the applicable Final Terms under an interest rate swap transaction if the Agent or that other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions, each as amended and updated as at the Issue Date of the first Tranche of the Notes, published by the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”) and under which:
(1)	the Floating Rate Option is as specified in the applicable Final Terms;

(2)	the Designated Maturity is a period specified in the applicable Final Terms; and

(3)	the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (LIBOR) or on the Euro-zone inter-bank offered rate (EURIBOR) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.
For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.
When this sub-paragraph (A) applies, in respect of each relevant Interest Period the Agent will be deemed to have discharged its obligations under Condition 5(b)(iv) in respect of the determination of the Rate of Interest if it has determined the Rate of Interest in respect of such Interest Period in the manner provided in this sub-paragraph (A).
(B)	Screen Rate Determination for Floating Rate Notes
Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined for each Interest Period the Rate of Interest for each Interest Period will, subject as provided below, be either:
(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards) of the offered quotations,
(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.
The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.
If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

(iii)	Minimum and/or Maximum Interest Rate
If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the above provisions is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest. If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the above provisions is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Interest Rate.
(iv)	Determination of Rate of Interest and Calculation of Interest Amounts
The Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Indexed Interest Notes, will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period Subject to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Final Terms. In the case of Indexed Interest Notes, the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.
The Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes for the relevant Interest Period by applying the Rate of Interest to:
(A)	in the case of Floating Rate Notes or Index Linked Interest Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(B)	in the case of Floating Rate Notes or Index Linked Interest Notes in definitive form, the Calculation Amount;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.
“Day Count Fraction” means, in respect of the calculation of an amount of interest for any Interest Period:
(i) if “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii) if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;
(iii) if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;
(iv) if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:
“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;
(v)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:
“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;
“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and
“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;
(v)	Notification of Rate of Interest and Interest Amounts
The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange on which the relevant Floating Rate Notes or Indexed Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 13 as soon as possible after their determination but in no event later than the fourth business day in London thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Indexed Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 13.
(vi)	Certificates to be Final
All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(b), whether by the Agent or, if applicable, the Calculation Agent, shall (in the absence of negligence, wilful misconduct, bad faith or manifest error) be binding on the Issuer, the Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or the Calculation Agent (if applicable) in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.
(c)	Dual Currency Notes
In the case of Dual Currency Notes, if the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the applicable Final Terms.

(d)	Partly Paid Notes
In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.
(e)	Accrual of Interest
Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:
(1) the date on which all amounts due in respect of such Note have been paid; and
(2) five days after the date on which the full amount of the moneys payable has been received by the Agent and notice to that effect has been given in accordance with Condition 13 or individually.
5.	Payments

(a)	Method of Payment

Subject as provided below:
(i)	payments in a Specified Currency other than euro will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a cheque in such Specified Currency drawn on, a bank (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be an authorised foreign exchange bank) in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Auckland, respectively); and

(ii)	payments in euro will be made by credit or transfer to an euro account (or any other amount to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.
Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7.
Subject to the final paragraph of Condition 5(b) below, no payment on any Note or Coupon will be made at any office of a Paying Agent or any other agency maintained by the Issuer in the United States (as defined in Condition 7) nor will any payment be made by any transfer to an account in, or by mail to an address in, the United States.

(b)	Presentation of Notes, Receipts and Coupons
Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against surrender of Receipts and definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against surrender of Coupons, in each case at the specified office of any Paying Agent outside the United States.
Payments of instalments of principal (if any), other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against surrender of the relevant Receipt. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against surrender of the relevant Note. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.
Fixed Rate Notes in definitive form (other than Dual Currency Notes or Indexed Redemption Amount Notes) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of mature Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.
Upon any Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.
Upon the date on which any Floating Rate Note, Dual Currency Note or Indexed Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.
If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.
Payments of principal and interest (if any) in respect of Notes represented by any global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note by such Paying Agent and such record shall be prima facie evidence that the payment in question has been made.
The holder of a global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer will be discharged by payment to, or to the order of, the holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the holder of such global Note. No person other than the holder of such global Note shall have any claim against the Issuer in respect of any payments due on that global Note.
Notwithstanding the foregoing, U.S. dollar payments of principal and interest in respect of the Notes will be made at the specified office of a Paying Agent in the United States if:
(i)	the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii)	payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer.
(c)	Payment Day
If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which is both:
(i)	a day on which commercial banks and foreign exchange markets settle payments in the relevant place of presentation; and

(ii)	a Business Day (as defined in Condition 4(b)(i)).
(d)	Interpretation of Principal and Interest
Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:
(i)	any additional amounts which may be payable with respect to principal under Condition 7;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortised Face Amount; and

(vii)	any premium and any other amounts which may be payable by the Issuer under or in respect of the Notes.
Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7.
6.	Redemption and Purchase

(a)	At Maturity
Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.
(b)	Redemption for Tax Reasons

(i)	If as a result of:
(I)	any actual or proposed change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application, official interpretation or enforcement of such laws, regulations or rulings;

(II)	any action taken by a taxing authority which action is generally applied or is taken with respect of the Issuer;

(III)	a decision rendered by a court of competent jurisdiction in the United States or any political subdivision thereof, whether or not such decision was rendered with respect to the Issuer; or

(IV)	a technical advice memorandum or letter ruling, or other administrative pronouncement issued by the United States Internal Revenue Service on substantially the same facts as those pertaining to the Issuer, which change, amendment, action, decision, memorandum, letter ruling or pronouncement becomes effective or issued on or after the Issue Date of the first Tranche of the Notes (such laws, regulations, rulings, actions, decisions, memoranda, letter rulings or pronouncements being hereinafter collectively referred to as “United States Law”), there is a substantial likelihood that the Issuer on the occasion of the next payment due in respect of the Notes (in accordance with Condition 5) will be required to pay any additional amounts (as defined in Condition 7, the “Additional Amounts”), and such obligation cannot be avoided by the Issuer taking, in the view of the Issuer, reasonable measures available to it that require no material cost to the Issuer, the Issuer may at its option redeem such Notes in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes or Indexed Interest Notes) or on any Interest Payment Date (in the case of Floating Rate Notes or Indexed Interest Notes). Notice of such redemption of the Notes will be given to the holders of the Notes not more than 60 nor less than 30 days prior to the date fixed for redemption by publication in accordance with Condition 13.
(ii)	Notes redeemed pursuant to this Condition 6(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)	Redemption at the Option of the Issuer
If the Issuer is specified in the applicable Final Terms as having an option to redeem, the Issuer may, having given:
(i)	not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 13; and

(ii)	not less than 15 days before the giving of the notice referred to in (i), notice to the Agent;
(which notices shall be irrevocable), redeem all or some only of the Notes then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date(s). Any such redemption must be of a nominal amount equal to the Minimum Redemption Amount or a Higher Redemption Amount, both as indicated in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of

Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), in the case of Redeemed Notes represented by a global Note, not more than 60 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 30 days prior to the date fixed for redemption. No exchange of the relevant global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this sub-paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 13 at least 10 days prior to the Selection Date.
(d)	Redemption at the Option of the Noteholders
If the Noteholders are specified in the applicable Final Terms as having an option to redeem, upon the holder of any Note giving to the Issuer in accordance with Condition 13 not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable) or such other period of notice as is specified in the applicable Final Terms, the Issuer will upon the expiry of such notice redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. It may be that before an Investor Put can be exercised, certain conditions and/or circumstances will need to be satisfied. Where relevant, the provisions will be set out in the applicable Final Terms.
If the Note is in definitive form, to exercise the right to require redemption of the Note the holder of the Note must deliver such Note at the specified office outside the United States of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is by cheque, an address) to which payment is to be made under this Condition.
Any Put Notice given by a holder of any Note pursuant to this sub-paragraph (d) shall be irrevocable except where prior to the due date of redemption an Event of Default shall have occurred and be continuing in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this paragraph and instead to declare such Note forthwith due and payable pursuant to Condition 9.
(e)	Early Redemption Amounts
For the purpose of paragraph (b) above and Condition 9, the Notes will be redeemed at the Early Redemption Amount calculated as follows:
(i) in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

(ii) in the case of Notes (other than Zero Coupon Notes but including Instalment Notes and Partly Paid Notes) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the Final Terms, at their nominal amount; or
(iii) in the case of Zero Coupon Notes, at an amount (the “Amortised Face Amount”) equal to the product of:
(A)	the Reference Price; and

(B)	the sum of the figure 1 and the Accrual Yield, raised to the power of x, where “x” is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 360 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360.
Where such calculation is to be made for a period which is not a whole number of years, it shall be made on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed or such other calculation basis as may be specified in the applicable Final Terms.
(f)	Instalments
If the Notes are repayable in instalments, they will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.
(g)	Partly Paid Notes
If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Final Terms.
(h)	Purchases
The Issuer or any of its subsidiaries may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer, surrendered to any Paying Agent for cancellation.

(i)	Cancellation
All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts and Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and the Notes purchased and cancelled pursuant to sub-paragraph (h) above (together with all unmatured Receipts and Coupons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.
(j)	Late Payment on Zero Coupon Notes
If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to sub-paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in sub-paragraph (e) (iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:
(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and
(ii)	five days after the date on which the full amount of the moneys payable has been received by the Agent and notice to that effect has been given to the Noteholder either in accordance with Condition 13 or individually.
7.	Taxation
The Issuer will, subject to the exceptions and limitations set forth below, pay such Additional Amounts as are necessary in order that the net payment by the Issuer or any Paying Agent of the principal of and interest (made in accordance with Condition 5) (including any discount) on a Note or Coupon to a holder who is a United States Alien (as such term is defined below), after deduction or withholding for or on account of any present or future tax, assessment or governmental charge of the United States (as such term is defined below), or a political subdivision or authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided for in such Note or such Coupon to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:
(i)	any tax, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or fiduciary, settlor, beneficiary, member, shareholder or holder of a power):

(A)	being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment therein; or

(B)	having a current or former relationship with the United States, including a relationship as a citizen or resident or being treated as a resident thereof; or

(C)	being or having been a personal holding company, a controlled foreign corporation, a passive foreign investment company, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organisation; or
(ii)	any holder that is or has been an actual or a constructive “10-per-cent. shareholder” of the Issuer as defined in Section 871(h)(3) of the Code, a bank receiving interest described under Section 881(c)(3)(A) of the Code or a direct or indirect subsidiary of the Issuer; or

(iii)	any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note or Coupon, but only to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or a beneficial owner of the Note or Coupon would not have been entitled to the payment of an additional amount had such beneficiary, settlor, member or beneficial owner been the holder of such Note or Coupon; or

(iv)	any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the holder, if required, to comply with certification, identification or information reporting requirements under United States income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States of the holder or a beneficial owner of such Note or Coupon, if such compliance is required by United States income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge; or

(v)	any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of such Note or Coupon for payment on a date more than 30 days after the Relevant Date; or

(vi)	any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge; or

(vii)	any tax, assessment or governmental charge that is (a) payable otherwise than by withholding by the Issuer or a Paying Agent from the payment of the principal of or interest on such Note or Coupon or (b) required to be withheld by any Paying Agent from any such payment if such payment can be made without such withholding by any other Paying Agent; or

(viii)	any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(ix)	any Note or Coupon presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the EU; or

(x)	any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix).
As used with this Condition, “United States” means the United States of America (including the States and the District of Columbia), the Commonwealth of Puerto Rico and each possession of the United States of America and place subject to its jurisdiction and “United States Alien” means any person that is for United States federal income tax purposes (A) a foreign corporation, (B) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, (C) a non-resident alien individual or (D) a non-resident alien fiduciary of a foreign estate or trust.
As used herein, the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent on or prior to such due date, it means the date on which the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13.
8.	Prescription
The Notes, Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 7) therefor.
There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b).
9.	Events of Default
If any one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:

(i)	default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(ii)	default in the payment of the principal amount of (or premium, if any, on) any Note as and when the same shall become due by the terms of the Note and continuance of such default for a period of 7 days; or

(iii)	default in the performance or breach of any covenant, warranty or other obligation of the Issuer in respect of the Notes (other than a covenant or warranty in respect of the Notes a default in the performance of which or the breach of which is elsewhere in this Condition specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Noteholder a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(iv)	the entry of an order for relief against the Issuer under the Federal Bankruptcy Code of the United States (11 U.S.C. § 1 et seq.) (the “U.S. Bankruptcy Code”) by a court of competent jurisdiction or a decree or order by a court of competent jurisdiction adjudging the Issuer bankrupt or insolvent under any other applicable United States law, or the entry of a decree or order approving as properly filed a petition seeking reorganisation, arrangement, adjustment or composition of or in respect of the Issuer under the U.S. Bankruptcy Code or any other applicable United States law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(v)	the consent by the Issuer to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganisation or relief under the U.S. Bankruptcy Code or any other applicable United States law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action, then any Noteholder may, by written notice to the Issuer at the specified office of the Agent, effective upon the date of receipt thereof by the Agent, declare the Note held by the holder to be forthwith due and payable whereupon the same shall become forthwith due and payable at the Early Redemption Amount (as defined in Condition

6(e)), together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind.
A default under any indebtedness of the Issuer other than the Notes will not constitute an Event of Default, and a default under one Series of Notes will not constitute a default under any other Series of Notes. No declaration of acceleration by the Noteholders with respect to any Series of Notes shall constitute a declaration of acceleration with respect to any other Series of Notes.
10.	Replacement of Notes, Receipts, Coupons and Talons
Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Replacement Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.
11.	Agent and Paying Agents
The names of the initial Agent and the other initial Paying Agents and their initial specified offices are set out below.
The Issuer is entitled to vary or terminate the appointment of any Paying Agent and/or additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:
(i)	so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or competent authority;

(ii)	there will at all times be a Paying Agent with a specified office in a city in continental Europe;

(iii)	there will at all times be an Agent; and

(iv)	the Issuer will ensure that it maintains a Paying Agent in a European Union Member State (if any) that is not obliged to deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.
In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 5(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 13.

12.	Exchange of Talons
On and after the Fixed Interest Date or the Interest Payment Date, as appropriate, on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Fixed Interest Date or the Interest Payment Date (as the case may be) on which the final Coupon comprised in the relative Coupon sheet matures.
13.	Notices
All notices regarding the Notes shall be published in a leading English language daily newspaper of general circulation in London. It is expected that such publication will be made in the Financial Times in London. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange (or other relevant authority) on which the Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication in both such newspapers.
Until such time as any definitive Notes are issued, there may (provided that, in the case of Notes listed on a stock exchange, the stock exchange agrees), so long as the global Note(s) is or are held in its/their entirety on behalf of Euroclear and Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which said notice was given to Euroclear and Clearstream, Luxembourg.
Notices to be given by any holder of the Notes shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a global Note, such notice may be given by any holder of a Note to the Agent via Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.
14.	Meetings of Noteholders, Modification and Waiver
The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or any of the provisions of the Agency Agreement. Such a meeting may be convened by the Issuer or Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than 50 per cent. in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, Receipts or Coupons (including modifying the date of maturity of the Notes or any date for payment of interest thereof, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, Receipts or Coupons), the quorum shall be one or more persons holding or representing not less than 75 per cent. in nominal amount of the Notes for the time being remaining outstanding, or at any adjourned such meeting one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.
The Agent and the Issuer may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to:
(i)	any modification (except as mentioned above) of the Agency Agreement which is not prejudicial to the interests of the Noteholders; or

(ii)	any modification of the Notes, the Receipts, the Coupons or the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law of the jurisdiction in which the Issuer is incorporated.
Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and any such modification shall be notified to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.
15.	Further Issues
The Issuer shall be at liberty from time to time without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes; provided that such consolidation can only occur upon (i) exchange of interests in a temporary global Note for interests in a permanent global Note or definitive Notes and (ii) certification of non-U.S. beneficial ownership.
16.	Redenomination of the Notes into euro

(a)	Contractual Right of Redenomination
The Issuer, may, without the consent of the Noteholders, by giving a redenomination notice pursuant to sub-paragraph (c) of this Condition 16, with effect from a date to be determined by the Issuer (the “Redenomination Date”, which shall be an Interest

Payment Date, unless specified otherwise in the Final Terms), redenominate into euro all, but not some only, of the Notes, provided that the Specified Currency is the official currency of a participating member state of European Economic and Monetary Union on the Redenomination Date. Simultaneously, the Issuer may alter the Specified Denomination(s) of the Notes and adjust the provisions regarding the Day Count Fraction, the Reference Rate (where applicable) and the Business Day definition to the existing or anticipated market practice.
(b)	Amendment of Conditions
The redenomination and any additional measures which may be taken in this connection will, to the extent not governed by mandatory laws or regulations, occur by way of an amendment to the Conditions as the Issuer may determine in its reasonable discretion, taking into account the interests of the Noteholders. Any conversion of the principal amount of each Note into euro shall be made in accordance with existing or anticipated market practice and, if consistent therewith, may be made by (i) converting the principal amount of each Note into euro by using the fixed conversion rate between the Specified Currency and the euro, and rounding the resultant figure to the nearest 0.01 euro (with 0.005 euro being rounded upwards) and (ii) altering the Specified Denomination(s) of the Notes to 0.01 euro if the regulations and procedures of the relevant Clearing System(s) so permit, otherwise one euro. Upon the redenomination, all references in the Notes to the Specified Currency will be deemed references to “euro”. This does not apply if the Notes are Dual Currency Notes.
(c)	Redenomination Notice
The redenomination notice will be given in accordance with Condition 12 at least 30 calendar days prior to the Redenomination Date. It will:
(i)	specify the Redenomination Date; and

(ii)	describe any amendments to the Conditions and specify the wording of the amended or additional provisions.
(d)	Statutory Right of Redenomination
To the extent that applicable provisions of law permit the Issuer to redenominate the Notes into the euro and to take additional measures, the Issuer may exercise the rights provided by law instead or in addition to the rights set out above.
(e)	Consolidation
The Issuer reserves the right, in connection with, and as part of, the redenomination notice in respect of any Series of Notes, without the consent of the Noteholders or Couponholders, to consolidate such Series with other notes of the Issuer, which are, or as of the Redenomination Date, will be, denominated in euro and have otherwise identical terms, so that the same form a single series with the Series comprising the Notes.

17.	Governing Law and Submission to Jurisdiction

(a)	The Agency Agreement, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

(b)	The Issuer agrees, for the exclusive benefit of the Paying Agents, the Noteholders, the Receiptholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Agency Agreement, the Notes, the Receipts and/or the Coupons and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with the Agency Agreement, the Notes, the Receipts or the Coupons may be brought in such courts. The Issuer hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing contained in this Condition shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. The Issuer appoints PepsiCo International Limited at its registered office at 63 Kew Road, Richmond, Surrey TW9 2QL, England: Attention: Division Counsel as its agent for service of process, and undertakes that, in the event of PepsiCo International Limited ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law. The Issuer hereby irrevocably and unconditionally waives with respect to the Agency Agreement, the Notes, the Receipts and/or the Coupons any right to claim immunity from jurisdiction or execution and any similar defence and irrevocably and unconditionally consents to the giving of any relief or the issue of any process, including without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment made or given in connection with any Proceedings.

18.	Contracts (Rights of Third Parties) Act 1999
No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

SCHEDULE 2
FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS,
COUPONS AND TALONS
PART I
FORM OF TEMPORARY GLOBAL NOTE
Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.
[By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).]1
PEPSICO, INC.
TEMPORARY GLOBAL NOTE
This Global Note is a Temporary Global Note in respect of a duly authorised issue of Euro Medium Term Notes (the Notes) of PepsiCo, Inc. (the Issuer) described, and having the provisions specified, in the Final Terms attached hereto (the Final Terms). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of that Schedule and the information set out in the Final Terms, the Final Terms will prevail.
Words and expressions defined or set out in the Conditions and/or the Final Terms shall bear the same meaning when used herein.
This Global Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented or restated from time to time) dated 5 August 2008 and made between the Issuer, The Bank of New York Mellon (the Agent) and the Paying Agents named therein.
If the applicable Final Terms indicate that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together, the relevant

[1]	This legend will be required for all Notes with maturity (at issue) of 183 days or less (including unilateral extensions and rollovers).

Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.
For value received the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other Paying Agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:
(i)	if the applicable Final Terms indicate that this Global Note is intended to be a New Global Note, details of the payment of interest shall be entered in the records of the relevant Clearing System, while details of redemption or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid, or

(ii)	if the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation, as aforesaid, the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount of this Global Note and of the Notes represented hereby following any such redemption, payment of an instalment or purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III or IV of Schedule One or in Schedule Two hereto.

Prior to the Exchange Date (as defined below), all payments (if any) on this Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream Banking, société anonyme (Clearstream, Luxembourg) or Euroclear Bank S.A./N.V. (Euroclear) a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by the Issuer. The bearer of this Global Note will not be entitled to receive any payment of interest hereon due on or after the Exchange Date, unless exchange is improperly withheld or refused.
On or after the date (the Exchange Date) which is 40 days after the Issue Date, this Global Note may be exchanged in whole or in part (free of charge) for, as specified in the Final Terms, either (i) security printed Definitive Notes and (if applicable) Coupons, Receipts and Talons in the form set out in Parts III, IV, V and VI respectively of Schedule 2 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and Talons and the Final Terms (or the relevant provisions of the Final Terms) have been either endorsed on or attached to such Definitive Notes)) or, (ii) if the applicable Final Terms indicate that this Global Note is intended to be a New Global Note, interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note, or, if the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note, a Permanent Global Note, which is in or substantially in the form set out in Part II of Schedule 2 to the Agency Agreement (together with the Final Terms attached thereto) upon notice being given by Euroclear and/or Clearstream acting on the instructions of any holder of an interest in this Global Note.
If Definitive Notes and (if applicable) Coupons, Receipts and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Coupons, Receipts and/or Talons pursuant to the terms hereof.
This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London. The Issuer shall procure that the Definitive Notes or (as the case may be) the Permanent Global Note shall be issued and delivered and (in the case of the Permanent Global Note where the applicable Final Terms indicate that this Global Note is intended to be a New Global Note recorded in the records of the relevant Clearing System) in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Clearstream, Luxembourg or Euroclear a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by the Issuer.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Agent. On an exchange of part only of this Global Note, the Issuer shall procure that:
(i)	if the applicable Final Terms indicate that this Global Note is intended to be a New Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems; or

(ii)	if the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount so exchanged and upon any such exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.
Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respect (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons, Receipts and/or Talons (if any) in the form(s) set out in Part III, Part IV, Part V and Part VI, respectively, of Schedule 2 to the Agency Agreement.
In the event that this Global Note (or any part hereof) has become due and repayable in accordance with the Conditions or that the Maturity Date in respect thereof has occurred and payment in full of the amount due has not been made to the bearer in accordance with the foregoing then, unless within the period of 15 days commencing on the relevant due date payment in full of the amount due in respect of this Global Note is received by the bearer in accordance with the foregoing, this Global Note will become void at 8.00 p.m. (London time) on such fifteenth day and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or any other person may have under an amended and restated Deed of Covenant executed by the Issuer on 5 August 2008 in respect of the Euro Medium Term Notes issued under the Programme Agreement pursuant to which this Global Note is issued).
This Global Note is governed by, and shall be construed in accordance with, English law.
This Global Note shall not be valid unless authenticated by the Agent and, if the applicable Final Terms indicate that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safe-keeper by the Relevant Clearing Systems.
In Witness whereof the Issuer has caused this Global Note to be duly executed on its behalf.

PEPSICO, INC.
By:
Authorised Signatory
Authenticated without recourse,
warranty or liability by
THE BANK OF NEW YORK MELLON
By:
Authorised Signatory
Effectuated without recourse,
warranty or liability by

as common safekeeper
By:
Authorised Signatory

Schedule One to the Temporary Global Note
Part I
Interests Payments

Confirmation of
	Total amount of	Amount of	payment on behalf
Date made	interest payable	interest paid	of the Issuer

*

*	Schedule One should only be completed where the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note.

Part II
Payment of Instalment Amounts

Remaining
	Total amount of		nominal amount	Confirmation of
	Instalment	Amount of	of this Global Note	payment on
	Amounts	Instalment	following such	behalf of the
Date made	payable	Amounts Paid	payment*	Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

Part III
Redemptions

Remaining
			nominal amount	Confirmation of
	Total amount of		of this Global Note	payment on
	principal	Amount of	following such	behalf of the
Date made	payable	principal paid	redemption*	Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

Part IV
Purchases and Cancellations

Remaining
		nominal amount	Confirmation of
	Part of nominal	of this Global	purchase and
	amount of this Global	Note following	cancellation on
	Note purchased and	such purchase	behalf of the
Date made	cancelled	and cancellation*	Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

Schedule Two to the Temporary Global Note*
Exchanges for Definitive Notes or Permanent Global Note

Nominal amount of
	this Global Note	Remaining
	exchanged for	nominal amount
	Definitive Notes or a	of this Global	Notation made
	Permanent Global	Note following	on behalf of the
Date made	Note	such exchange**	Issuer

*	Schedule Two should only be completed where the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note.

**	See most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

PART II
FORM OF PERMANENT GLOBAL NOTE
Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.
[By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).]1
PEPSICO, INC.
PERMANENT GLOBAL NOTE
This Global Note is a Permanent Global Note in respect of a duly authorised Series of Euro Medium Term Notes (the Notes) of PepsiCo, Inc. (the Issuer) described, and having the provisions specified, in the Final Terms or Final Terms attached hereto (together the Final Terms). Notes will only be issued initially in respect of any Tranche of Notes in permanent global form where no certification of non-United States beneficial ownership is required by U.S. Treasury Regulations. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms, but in the event of any conflict between the provisions of that Schedule and the information set out in the Final Terms, the Final Terms will prevail.
Words and expressions defined or set out in the Conditions and/or the Final Terms shall bear the same meaning when used herein.
This Global Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented or restated from time to time) dated 5 August 2008 and made between the Issuer, The Bank of New York Mellon (the Agent) and the Paying Agents named therein.
If the applicable Final Terms indicate that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme (together, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its

[1]	This legend will be required for all Notes with maturity (at issue) of 183 days or less (including unilateral extensions and rollovers).

customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.
For value received the issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note to or to the order of the agent at or any of the other Paying Agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:
(i) if the applicable Final Terms indicate that this Global Note is intended to be a New Global Note, details of the payment of interest and of any payment of an instalment shall be entered in the records of the relevant Clearing System, details of redemption or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid, or
(ii) if the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation as aforesaid, the nominal amount of the notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount of this Global Note and of the Notes represented hereby following any such redemption, payment of an instalment or purchase and cancellation as aforesaid, or any exchange as referred to below shall be the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III or IV of Schedule One or in Schedule Two hereto.
[On any exchange of the Temporary Global Note issued in respect of the Notes for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer either, if the applicable Final Terms indicate that this Global Note is intended to be a New Global Note, as interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note, or if the applicable Final Terms indicate that this Global Note is not ended to be a New Global Note, in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of the Temporary Global Note shall be reduced and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.]2
This Global Note may be exchanged (free of charge) for Definitive Notes and (if applicable) Coupons, Receipts and/or Talons in the form set out in Part III, Part IV, Part V and Part VI respectively, of Schedule 2 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and Talons and the Final Terms (or the relevant provisions of the Final Terms) have been incorporated on such Definitive Notes) provided that the first notice referred to below given to the Agent by Euroclear Bank S.A./N.V. (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg) shall give rise to the issue of Definitive Notes for the total amount of Notes represented by this Global Note. Subject to at least 60 days’ written notice [expiring at least 30 days after the Exchange Date (as defined in the Temporary Global Note referred to above)]3 being given to the Agent by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of any interest in this Global Note, such exchange will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The aggregate nominal amount of Definitive Notes issued upon an exchange of the whole of this Global Note will be equal to the aggregate nominal amount of Notes represented by this Global Note.
On an exchange of this Global Note, this Global Note shall be surrendered to or to the order of the Agent.
Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respect be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons, Receipts and/or Talons (if any) in the forms set out in Part III, Part IV, Part V and Part VI, respectively, of Schedule 2 to the Agency Agreement.
In the event that this Global Note (or any part hereof) has become due and repayable in accordance with the Conditions or that the Maturity Date has occurred and payment in full of the amount due has not been made to the bearer in accordance with the foregoing then, unless within the period of 15 days commencing on the relevant due date payment in full of the amount due in respect of this Global Note is received by the bearer in accordance with the foregoing, this Global Note will become void at 8.00 p.m. (London time) on such fifteenth day and the bearer will have no further rights under this Global Note (but without prejudice to the rights which the bearer or

[2]	Delete in the case of Notes issued initially in permanent global form (see Final Terms item 6).

[3]	Delete in the case of Notes issued initially in permanent global form (see Final Terms item 6).

any other person may have under the amended and restated Deed of Covenant executed by the Issuer on 5 August 2008 in respect of the Euro Medium Term Notes issued under the Programme Agreement pursuant to which this Global Note is issued).
This Global Note is governed by, and shall be construed in accordance with, English law.
This Global Note shall not be valid unless authenticated by the Agent, and, if the applicable Final Terms indicate that this Global Note is intended to be held in a manner which would allow Eurosystem eligibility, effectuated by the entity appointed as common safekeeper by the Relevant Clearing Systems.
In witness whereof the Issuer has caused this Global Note to be duly executed on its behalf.

PEPSICO, INC.

By:

Authorised Signatory

Authenticated without recourse, warranty or liability by THE BANK OF NEW YORK MELLON

By:

Authorised Signatory

Effectuated without recourse, warranty or liability by

as common safekeeper

By:

Authorised Signatory

Schedule One to the Permanent Global Note*
Part I
Interest Repayments

Confirmation of
	Total amount of	Amount of	payment on behalf
Date made	interest payable	interest paid	of the Issuer

*	Schedule One should only be completed where the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note.

Part II
Payment of Instalment Amounts

Remaining
	Total		nominal
	amount of	Amount of	amount of this	Confirmation
	Instalment	Instalment	Global Note	of payment on
	Amounts	Amounts	following such	behalf of the
Date made	payable	paid	payment*	Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

Part III
Redemptions

Remaining
nominal
	Total		amount of this	Confirmation
	amount of	Amount of	Global Note	of redemption
	principal	principal	following such	on behalf of
Date made	payable	paid	redemption*	the Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount.

Part IV
Purchases and Cancellations

Remaining
nominal amount
	Part of nominal	of this Global	Confirmation of
	amount of this Global	Note following	purchase and
	Note purchased and	such purchase	cancellation on behalf
Date made	cancelled	and cancellation*	of the Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in Schedule Two in order to determine this amount

Schedule Two to the Permanent Global Note*
Schedule of Exchanges
     The following exchanges affecting the nominal amount of this Global Note have been made:

	Nominal amount of	Nominal amount of
	Temporary Global	this Global Note
	Note exchanged for	exchanged for	Notation made on
Date made	this Global Note	Definitive Notes	behalf of the Issuer

*	Schedule Two should only be completed where the applicable Final Terms indicate that this Global Note is not intended to be a New Global Note.

PART III
FORM OF DEFINITIVE NOTE
Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.
[By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).]1
PEPSICO, INC.
[Specified Currency and Nominal Amount of Tranche]
EURO MEDIUM TERM NOTES DUE [Year of Maturity]
This Note is one of a duly authorised issue of Euro Medium Term Notes denominated in the Specified Currency maturing on the Maturity Date (the Notes) of PepsiCo, Inc. (the Issuer). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Agency Agreement (as defined below) which shall be incorporated by reference herein and have effect as if set out hereon] as modified and supplemented by the Final Terms (the Final Terms) (or the relevant provisions of the Final Terms) endorsed hereon, but in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail.
This Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented or restated from time to time) dated 5 August 2008 and made between the Issuer, The Bank of New York Mellon (the Agent) and the Paying Agents named therein.
For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof [on each Instalment Date and] on the Maturity Date (if the Notes are redeemable in instalments) and/or on such earlier dates) as this Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of this Note on each such date and to pay interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions.
This Note shall not be validly issued unless authenticated by the Agent.

[1]	This legend will be required for all Notes with maturity (at issue) of 183 days or less (including unilateral extensions and rollovers).

In Witness whereof the Issuer has caused this Note to be duly executed on its behalf.
PEPSICO, INC.
By:
Authorised Signatory
Authenticated without recourse,
warranty or liability by
THE BANK OF NEW YORK MELLON
By:
Authorised Signatory
Effectuated without recourse,
warranty or liability by

common safekeeper
By:
Authorised Signatory

Terms and Conditions
[Terms and Conditions to be as set out in Schedule 1 to the Agency Agreement]
Final Terms
[Here to be set out text of Final Terms relating to the Notes]

PART IV
FORM OF COUPON
(Face of Coupon)
Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.
[By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).]1
PEPSICO, INC.
[Specified Currency and Nominal Amount Tranche]
notes due [Year of Maturity]
Series No. [     ]
Part A
[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon for [ ] due on [ ] 20[ ]
Part B
[For Floating Rate Notes or Indexed Interest Notes:

Coupon for the amount due in accordance with the Terms and Conditions on the said notes on the Interest Payment Date falling in [ ] 20[ ].	Coupon due in [ ] 20[ ]
This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]
00               000000          [ISIN]          00               000000

[1]	This legend will be required for all Notes with maturity (at issue) of 183 days or less (including unilateral extensions and rollovers).

(Reverse of Coupon)
AGENT
The Bank of New York Mellon
One Canada Square
London E14 5AL
England
PAYING AGENTS
The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A Hoehenhof
Senningerberg L-1736
Luxembourg
and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

PART V
FORM OF RECEIPT
(On the front)
Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.
[By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).]1
PEPSICO, INC.
[Specified Currency and Nominal Amount of Tranche]
EURO MEDIUM TERM NOTES DUE [Year of Maturity]
Series No. [          ]
Receipt for the sum of [          ] being the instalment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt appertains (the Conditions) on [          ].
This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of the Agent or any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).
This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.
PEPSICO, INC.
By:
Authorised Signatory

[1]	This legend will be required for all Notes with maturity (at issue) of 183 days or less (including unilateral extensions and rollovers).

PART VI
FORM OF TALON
(On the front)
Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.
[By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).]1
PEPSICO, INC.
[Specified Currency and Nominal Amount of Tranche]
EURO MEDIUM TERM NOTES DUE [Year of Maturity]
Series No. [          ]
On or after [          ] further Coupons [and a further Talon] appertaining to the Note to which this Talon appertains will be issued at the specified office of the Agent or any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.
This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Notes to which this Talon appertains.
PEPSICO, INC.
By:
Authorised Signatory

[1]	This legend will be required for all Notes with maturity (at issue) of 183 days or less (including unilateral extensions and rollovers).

(Reverse of Receipt and Talon)
AGENT
The Bank of New York Mellon
One Canada Square
London E14 5AL
England
PAYING AGENTS
The Bank of New York (Luxembourg) S.A.
Aerogolf Center
1A Hoehenhof
Senningerberg L-1736
Luxembourg
and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

SCHEDULE 3
FORM OF DEED OF COVENANT
THIS DEED OF COVENANT is made on 5 August 2008 by PepsiCo, Inc. (the Issuer) in favour of the account holders specified below of Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., and/or any other additional clearing system or systems as are specified in the Final Terms relating to any Note (as defined below) (each a Clearing System).
WHEREAS:
(A) The Issuer has entered into a Programme Agreement (the Programme Agreement, which expression includes the same as it may be amended or supplemented from time to time) dated 5 August 2008 with the Dealers named therein under which the Issuer proposes from time to time to issue Euro Medium Term Notes (the Notes).
(B) The Notes will initially be represented by, and comprised in, Temporary Global Notes (the Temporary Global Notes) or Permanent Global Notes (the Permanent Global Notes, the Temporary Global Notes and the Permanent Global Notes being herein together called the Global Notes) representing a certain number of underlying Notes (the Underlying Notes). Each Underlying Note initially represented by, and comprised in, a Temporary Global Note may be thereafter represented by a Permanent Global Note.
(C) Each Global Note may, after issue, be deposited with a depositary or, as the case may be, the common safekeeper, for one or more Clearing Systems (each such Clearing System or all such Clearing Systems together, the Relevant Clearing System). Upon such deposit of a Global Note the Underlying Notes represented by such Global Note will be credited to a securities account or securities accounts with the Relevant Clearing System. Any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account from time to time (each a Relevant Account Holder) will, subject to and in accordance with the terms and conditions and operating procedures or management regulations of the Relevant Clearing System, be entitled to transfer such Underlying Notes and (subject to and upon payment being made by the Issuer to the bearer in accordance with the terms of the relevant Global Note) will be entitled to receive payments from the Relevant Clearing System, as the case may be, calculated by reference to the Underlying Notes credited to its securities account.
(D) In certain circumstances specified in each Global Note, a Global Note will become void. The time at which a Global Note becomes void is hereinafter referred to as the Relevant Time. In such circumstances each Relevant Account Holder will, subject to and in accordance with the terms of this Deed, acquire against the Issuer all those rights which such Relevant Account Holder would have had if, prior to the Global Note becoming void, duly executed and authenticated Definitive Note(s) (as defined in the Agency Agreement) and, if the Notes are repayable in instalments, receipts in respect thereof (the Receipts) and interest coupons (the Coupons) appertaining to the Definitive Note(s) (if appropriate) had been issued in respect of its

Underlying Note(s) and such Definitive Note(s), Receipts (if appropriate) and Coupons (if appropriate) were held and beneficially owned by such Relevant Account Holder.
NOW THIS DEED WITNESSES AS FOLLOWS:
1. If any Global Note becomes void in accordance with the terms thereof the Issuer hereby undertakes and covenants with each Relevant Account Holder (other than when any Relevant Clearing System is an account holder of any other Relevant Clearing System) that each Relevant Account Holder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against the Issuer all those rights which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. The Issuer’s obligation pursuant to this clause shall be a separate and independent obligation by reference to each Underlying Note which a Relevant Account Holder has credited to its securities account with the Relevant Clearing System and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.
2. The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Relevant Account Holders and the number of Underlying Notes credited to the securities account of each Relevant Account Holder. For the purposes hereof a statement issued by the Relevant Clearing System stating:
(i) the name of the Relevant Account Holder to which such statement is issued; and
(ii) the aggregate nominal amount of Underlying Notes credited to the securities account of such Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.
3. In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System (in the absence of manifest error) shall be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with the Relevant Clearing System.
4. The Issuer will, subject to the exceptions and limitations set forth below, pay such Additional Amounts as are necessary in order that the net payment by the Issuer or any Paying Agent of the principal of and interest (including any discount) on a Note or Coupon to a holder who is a United States Alien (as such term is defined below), after deduction or withholding for or on account of any present or future tax, assessment or governmental charge of the United States (as such term is defined below), or a political subdivision or authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided for in such Note or such Coupon to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(i)	any tax, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or fiduciary, settlor, beneficiary, member, shareholder or holder of a power):
(A)	being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment therein; or

(B)	having a current or former relationship with the United States, including a relationship as a citizen or resident or being treated as a resident thereof; or

(C)	being or having been a personal holding company, a controlled foreign corporation, a passive foreign investment company, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organisation; or
(ii)	any holder that is or has been an actual or a constructive “10-per cent. shareholder” of the Issuer as defined in Section 871(h)(3) of the Code, a bank receiving interest described under Section 881(c)(3)(A) of the Code or a direct or indirect subsidiary of the Issuer; or

(iii)	any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note or Coupon, but only to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or a beneficial owner of the Note or Coupon would not have been entitled to the payment of an additional amount had such beneficiary, settlor, member or beneficial owner been the holder of such Note or Coupon; or

(iv)	any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the holder, if required, to comply with certification, identification information reporting requirements under United States income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States of the holder or a beneficial owner of such Note or Coupon, if such compliance is required by United States income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge; or

(v)	any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of such Note or Coupon for payment on a date more than 30 days after the Relevant Date; or

(vi)	any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge; or

(vii)	any tax, assessment or governmental charge that is (a) payable otherwise than by withholding by the Issuer or a Paying Agent from the payment of the principal of or interest on such Note or Coupon or (b) is required to be withheld by any Paying Agent from any such payment if such payment can be made without such withholding by any other Paying Agent; or

(viii)	any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(ix)	any Note or Coupon presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the EU; or

(x)	any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix).
As used with this paragraph, United States means the United States of America (including the States and the District of Columbia), the Commonwealth of Puerto Rico and each possession of the United States of America and place subject to its jurisdiction and United States Alien means any person that is for United States federal income tax purposes (A) a foreign corporation, (B) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien fiduciary of a foreign estate or trust, (C) a non-resident alien individual or (D) a non-resident alien fiduciary of a foreign estate or trust.
As used herein, the Relevant Date means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders.
5. The Issuer will pay any stamp and other duties and similar taxes, including interest and penalties, payable on or in connection with the execution of this Deed and any action taken by any Relevant Account Holder to enforce the provisions of this Deed.
6. The Issuer hereby warrants, represents and covenants with each Relevant Account Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.
7. This Deed shall take effect as a Deed Poll for the benefit of the Relevant Account Holders from time to time and for the time being. This Deed shall be deposited with and held by the depositary or, as the case may be, the common safekeeper for the Relevant Clearing System until all the obligations of the Issuer hereunder have been discharged in full.
8. The Issuer hereby acknowledges the right of every Relevant Account Holder to the production of, and the right of every Relevant Account Holder to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges any covenants that the obligations binding upon it contained herein are owed to, and shall be for the account of, each and every Relevant Account Holder, and that each Relevant Account Holder shall be entitled severally to enforce the said obligations against the Issuer.
9. This Deed is governed by, and shall be construed in accordance with, the law of England.
The Issuer hereby irrevocably agrees, for the exclusive benefit of the Paying Agents, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Deed may be brought in such courts. The Issuer hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing contained in this Clause shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. The Issuer hereby appoints PepsiCo International Limited at its registered office at 63 Kew Road, Richmond, Surrey, England TW9 2QL (Attention: Division Counsel) as its agent for service of process, and undertakes that, in the event of PepsiCo International Limited ceasing so to act or ceasing to be registered in England, it will appoint another person, as the Agent may approve, as its agent for service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve process in any manner permitted by law.
10. No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.
IN WITNESS whereof the Issuer has caused this Deed to be duly executed the day and year first above mentioned.

EXECUTED as a DEED under seal	)
by PEPSICO, INC.	)
and signed and delivered as a deed on	)
its behalf by	)
in the presence of:	)

Witness:

Name:
Address:

SCHEDULE 4
PROVISIONS FOR MEETINGS OF NOTEHOLDERS
1.	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:
(i)	voting certificate shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:
(a)	that on the date thereof Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction for such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:
(1)	the conclusion of the meeting specified in such certificate or, if applicable, any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issued the same; and
(b)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;
(ii)	block voting instruction shall mean an English language document issued by a Paying Agent and dated in which:
(a)	it is certified that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) where held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:
(1)	the conclusion of the meeting specified in such document or, if applicable, any adjourned such meeting; and

(2)	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened on the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;
(b)	it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)	the total number and the serial numbers of the Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such document (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in paragraph (c) above as set out in such document.
The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

(iii)	References herein to the Notes are to the Notes in respect of which the relevant meeting is convened.
2.	The Issuer may at any time and, upon a requisition in writing of Noteholders holding not less than ten per cent. in nominal amount of the Notes for the time being outstanding, shall convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the requisitionists. Whenever the Issuer is about to convene any such meeting it shall forthwith give notice in writing to the Agent and the Dealers of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Agent may approve.

3.	At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 13. Such notice shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include a statement to the effect that Notes may be deposited with Paying Agents for the purpose of obtaining voting certificates or appointing proxies not less than 24 hours before the time fixed for the meeting or that, in the case of corporations, they may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).

4.	Some person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

5.	At any such meeting one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one third in nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than 50 per cent. in nominal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:
(i)	modification of the Maturity Date of the Notes or reduction or cancellation of the nominal amount payable upon maturity; or

(ii)	reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the rate of interest in respect of the Notes; or

(iii)	reduction of any Minimum Interest Rate and/or Maximum Interest Rate specified in the applicable Final Terms of any Note; or

(iv)	modification of the currency in which payments under the Notes and/or the Receipts and/or Coupons appertaining thereto are to be made; or

(v)	modification of the majority required to pass an Extraordinary Resolution; or

(vi)	the sanctioning of any such scheme or proposal as is described in paragraph 18(F) below; or

(vii)	alteration of this proviso or the proviso to paragraph 6 below;
the quorum shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than 66 2/3 per cent. An Extraordinary Resolution passed at any meeting of the holders of Notes will be binding on all holders of Notes, whether or not they are present at the meeting, and on all holders of Coupons appertain to such Notes.

6.	If within fifteen minutes after the time appointed for any such meeting a quorum is not present the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period being not less than 14 days nor more than 42 day, and at such place as may be appointed by the Chairman and approved by the Agent) and at such adjourned meeting one or more persons present holding Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum being present provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 above the quorum shall be one or more persons present holding Notes or voting certificates of being proxies and holding or representing in the aggregate not less than 33 1/3 per cent, in nominal amount of the Notes for the time being outstanding.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall

(except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that one or more persons present holding Notes or voting certificates or being proxies at the adjourned meeting whatever the nominal amount of the Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9.	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer or by one or more persons present holding Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held by them), a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transaction at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	Any director or officer of the Issuer and its lawyers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1(2) of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requisitioning the convening of such a meeting unless he either produces the Note or Notes of which he is the holder or a voting certificate or is a proxy. Neither the Issuer nor any Subsidiary shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer.

14.	Subject as provided in paragraph 13 hereof at any meeting:
(A)	on a show of hands every person who is present in person and produces a Note or voting certificate or is a proxy shall have one vote; and

(B)	on a poll every person who is so present shall have one vote in respect of:
(i)	in the case of a meeting of the holders of Notes all of which are denominated in a single currency, each minimum integral amount of such currency; and

(ii)	in the case of a meeting of the holders of Notes denominated in more than one currency, each U.S.$1.00 or, in the case of a Note denominated in a currency other than U.S. dollars, the equivalent of U.S.$1.00 in such currency at the Agent’s spot buying rate for the relevant currency against U.S. dollars at or about 11.00 a.m. (London time) on the date of publication of the notice of the relevant meeting (or of the original meeting of which such meeting is an adjournment), or such other amount as the Agent shall in its absolute discretion stipulate in nominal amount of Notes so produced or represented by the voting certificate so produced or in respect of which he is proxy.
Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction need not be Noteholders.

16.	Each block voting instruction together (if so requested by the Issuer) with proof satisfactory to the Issuer of its due execution on behalf of the relevant Paying Agent shall be deposited at such place as the Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction shall be deposited with the Agent before the commencement of the meeting or adjourned meeting but the Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been approved by the Agent for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.	A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) only namely:
(A)	Power to sanction any compromise or arrangement proposed to be made between the Issuer and the Noteholders and Couponholders or any of them.

(B)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders and Couponholders against the Issuer or against any of its property whether such rights shall arise under these presents, the Notes or the Coupons or otherwise.

(C)	Power to assent to any modification of the provisions contained in these presents or the Conditions, the Notes or the Coupons which shall be proposed by the Issuer.

(D)	Power to give any authority or sanction which under the provisions of these presents or the Notes is required to be given by Extraordinary Resolution.

(E)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(G)	Power to approve the substitution of any entity in place of the Issuer (or any previous substitute) as the principal debtor in respect of the Notes and the Coupons.
19.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provision hereof shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Couponholders and Receiptholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 by the Issuer within 14 days of such result being known provided that the non-publication of such notice shall not invalidate such resolution.

20.	The expression Extraordinary Resolution when used in this Agreement or the Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than 75 per cent. of the persons voting thereat upon a show of hands or if a poll be duly demanded then by a majority consisting of not less than 75 per cent. of the votes given on such poll.

21.	Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

22.	Subject to all other provisions contained herein the Agent may without the consent of the Issuer, the Noteholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Agent may in is sole discretion think fit.

SCHEDULE 5
FORM OF PUT NOTICE
PEPSICO, INC.
[title of relevant Series of Notes]
By depositing this duly completed Notice with any Paying Agent for the above Series of Notes (the Notes) the undersigned holder of such Notes surrendered with this Notice and referred to below irrevocably exercises its option to have such Notes redeemed in accordance with Condition 6(d) on [redemption date].
The Notice relates to Notes in the aggregate nominal amount of                      bearing the following serial numbers:

     If the Notes referred to above are to be returned (1) to the undersigned under Clause 10(4) of the Agency Agreement, they should be returned by post to:

Payment Instructions
Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/transfer to the following bank account] (2):

Bank:

Branch Address:

Branch Code:

Account Number:

Signature of holder:

Duly authorised on behalf of [ ]
[To be completed by recipient Paying Agent]

Details of missing unmatured Coupons	(3)

Received by

[Signature and stamp of Paying Agent]

At its office at:

On:

Notes
(1)	The Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the cost of such insurance to the relevant Paying Agent at the time of depositing the Note referred to above.

(2)	Delete as applicable.

(3)	Only relevant for Fixed Rate Notes (which are not also Indexed Redemption Amount Notes) in definitive form.

N.B. The Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

This Put Option is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in Clause 10(4) of the Agency Agreement.

SIGNATORIES
By:
The Issuer
PEPSICO, INC.
700 Anderson Hill Road
Purchase
New York 10577

Telephone:	914 253 2200

Telefax No:	62848 PEPSICO

Telefax No:	914 249 8346

By:	/s/ Lionel L. Nowell III
Name: Lionel L. Nowell III
Title: Senior Vice President and Treasurer

By:	/s/ J. Darrell Thomas
Name: J. Darrell Thomas Title: Vice President and Assistant Treasurer
The Agent
THE BANK OF NEW YORK MELLON
One Canada Square
London E14 5AL
England

Telephone:	44 20 7864 4288

Telefax No:	44 20 7864 2536

Attention:	Jason Blondell
By:

The other Paying Agents
THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Centre
1A Hoehenhof
Senningerberg L-1736
Luxembourg
All communications c/o the Agent
By:

Dated 5 August 2008
PEPSICO, INC.
as Issuer
THE BANK OF NEW YORK MELLON
as Agent
THE BANK OF NEW YORK (LUXEMBOURG) S.A.
as Paying Agent

AMENDED AND RESTATED
AGENCY AGREEMENT
in respect of a U.S.$2,500,000,000
EURO MEDIUM TERM NOTE
PROGRAMME

CONTENTS

CLAUSE	PAGE
1. DEFINITIONS AND INTERPRETATION	1
2. APPOINTMENT OF AGENT AND PAYING AGENTS	7
3. ISSUE OF GLOBAL NOTES	9
4. DETERMINATION OF EXCHANGE DATE, ISSUE OF PERMANENT GLOBAL NOTES AND DEFINITIVE NOTES IN EXCHANGE FOR TEMPORARY GLOBAL NOTES AND DETERMINATION OF END OF RESTRICTED PERIOD	11
5. ISSUE OF DEFINITIVE NOTES	12
6. TERMS OF ISSUE	13
7. PAYMENTS	14
8. DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES AND INTEREST DETERMINATION	16
9. NOTICE OF ANY WITHHOLDING OR DEDUCTION	19
10. DUTIES OF THE AGENT IN CONNECTION WITH EARLY REDEMPTION	19
11. RECEIPT AND PUBLICATION OF NOTICES	20
12. CANCELLATION OF NOTES, RECEIPTS, COUPONS AND TALONS	20
13. ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS	22
14. COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION	23
15. MEETINGS OF NOTEHOLDERS	24
16. COMMISSIONS AND EXPENSES	24
17. INDEMNITY	24
18. REPAYMENT BY THE AGENT	25
19. CONDITIONS OF APPOINTMENT	25
20. COMMUNICATION BETWEEN THE PARTIES	26
21. CHANGES IN AGENT AND OTHER PAYING AGENTS	26
22. MERGER AND CONSOLIDATION	28
23. NOTIFICATION OF CHANGES TO PAYING AGENTS	28
24. CHANGE OF SPECIFIED OFFICE	29
25. NOTICES	29
26. TAXES AND STAMP DUTIES	29
27. CURRENCY INDEMNITY	29

Page I

Page II